UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Pelthos Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 4020 Stirrup Creek Drive, Suite 110
Durham, North Carolina 27703
(919) 908-2400

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on September 29, 2026

The Notice of Annual Meeting, Proxy Statement
and Annual Report on Form 10-K are available at:
www.proxyvote.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 29, 2026

To the Shareholders of Pelthos Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Pelthos Therapeutics Inc. (the “Company”) will be held online on September 29, 2026 at 9:00 am Eastern Time. The Annual Meeting will be a virtual shareholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PTHS2026 and entering your 16-digit control number included in the Notice Regarding the Availability of Proxy Materials (the “Proxy Materials”), which is being mailed to shareholders of record (“Record Holders”) of our common stock, par value $0.0001 per share (the “Common Stock”) and our Series A Preferred Stock on or about August 18, 2026 (the “Notice of Internet Availability”).

The Annual Meeting is being held for the purposes of considering and voting on the following items:
1.To elect eight (8) members of the Company’s Board of Directors (the “Board”), each  to serve until the next annual meeting of the Company’s shareholders, or until each of their respective successors are elected and qualified or their earlier resignation or removal (“Proposal No. 1”);
2.To ratify the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026 (“Proposal No. 2”);
3.To approve the Pelthos Therapeutics Inc. 2026 Equity Incentive Plan (the “2026 Plan”) (“Proposal No. 3”); and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

As permitted by SEC rules, we are making this proxy statement and our 2025 Annual Report available to our shareholders electronically via the Internet. On or about August 18, 2026, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials. Please note that telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on September 28, 2026.
The foregoing items of business are more fully described in the proxy statement (the “Proxy Statement”) that is attached and made a part of this notice of Annual Meeting. Only Record Holders at the close of business on August 4, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof.
The Board recommends that you vote “FOR” each director nominee and “FOR” each of Proposals No. 2 and No. 3.
If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

All shareholders are cordially invited to attend the virtual Annual Meeting.

Durham, North Carolina	By Order of the Board of Directors,
August 18, 2026	/s/ John M. Gay
John M. Gay
Chief Financial Officer, Treasurer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on September 29, 2026: This notice of Annual Meeting and the Proxy Statement are available at www.proxyvote.com.

i

ii

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

In this proxy statement (“Proxy Statement”), Pelthos Therapeutics Inc., a Nevada corporation, is referred to as the “Company,” “we,” “us” and “our.”
Information Concerning the Proxy Materials and the Annual Meeting
Proxies in the form attached to this Proxy Statement are being solicited by our Board of Directors (the “Board”) for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held online on September 29, 2026 at 9:00 am Eastern Time. Your vote is very important. For this reason, the Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”) and of Series A Preferred Stock, to be represented at the Annual Meeting by the proxies named on the attached proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
As permitted by SEC rules, voting materials, which include this Proxy Statement and the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2026 (the “2025 Annual Report”), are available at www.proxyvote.com. On or about August 18, 2026, we mailed to our shareholders a Notice of Internet Availability containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. Only shareholders of record of our shares of Common Stock and of Series A Preferred Stock (“Record Holders”) as of the close of business on August 4, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 3,828,469 shares of Common Stock and 52,128 shares of Series A Preferred Stock were issued and outstanding.
The holders of Common Stock and Series A Preferred Stock will vote together as a single class on all matters to be voted on at the Annual Meeting. Each share of Common Stock is entitled to one vote. Pursuant to the Certificate of Designation of the Series A Preferred Stock, each share of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such share would be convertible at a conversion price of $1.255 per share (the “Voting Conversion Price”), voting together with the Common Stock as a single class; provided that the aggregate voting power of each holder of Series A Preferred Stock (together with its attribution parties) is limited to 49.9% (in the case of Ligand Pharmaceuticals Incorporated) or 4.99% or 9.99% (in the case of the other holders) of the shares of Common Stock outstanding immediately after giving effect to the exercise of such voting rights (the “Maximum Percentage”).
Shareholders may vote and submit proxy via the internet, by phone, or, if received a copy of the proxy card by mail, by signing, dating and returning a proxy card; however, granting a proxy does not in any way affect a shareholder’s right to attend the Annual Meeting and vote. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.

John M. Gay and Scott Plesha are named as attorneys-in-fact in the proxy. Mr. Gay is our Chief Financial Officer, Treasurer and Secretary, and Mr. Plesha is our Chief Executive Officer and each will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures” and “Proposals and Recommendations of the Board.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of Internet Availability, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by the Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.
The shareholders will consider and vote upon the following items:
1.To elect eight (8) members of the Company’s Board, each to serve until the next annual meeting of the Company’s shareholders, or until each of their respective successors are elected and qualified or their earlier resignation or removal (“Proposal No. 1”);
2.To ratify the Board’s selection of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026 (“Proposal No. 2”);
3.To approve the Pelthos Therapeutics Inc. 2026 Equity Incentive Plan (the “2026 Plan”) (“Proposal No. 3”); and
4.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Voting Procedures
Mr. Gay and Mr. Plesha will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, via internet, telephone or by proxy, of one-third of the votes which could be cast by the Record Holders is necessary to establish a quorum for the transaction of business. In the absence of a quorum and until a quorum is secured, a majority of the shareholders who are present via internet, telephone or by proxy, may adjourn the meeting, from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. Shares represented by proxies which contain withhold votes or abstention votes, as well as “broker non-vote” shares (described below), are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.
Proposals, Votes Required and Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy, or vote your shares via internet or telephone, your shares will be voted on your behalf as you direct. If not otherwise specified, the shares represented by your proxy will be voted in accordance with the Board’s recommendations which are as follows:

Proposal		Votes Required	Page	Board Recommendation
1.	Election of 8 Directors	Plurality of votes cast by Record Holders	8	✓ VOTE “FOR” EACH NOMINEE
2.	Ratification of Independent Registered Public Accountants	Majority of votes cast by Record Holders	30	✓ VOTE “FOR” PROPOSAL NO. 2
3.	Approval of the Pelthos Therapeutics Inc. 2026 Equity Incentive Plan	Majority of votes cast by Record Holders	33	✓ VOTE “FOR” PROPOSAL NO. 3

Shareholders also will vote on such other matters as may properly come before the meeting. However, our Board currently knows of no matters that may be voted on at the Annual Meeting other than the matters listed above.
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a plurality of the votes cast by the holders of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter” and such shares that constitute broker non-votes are not considered entitled to vote; broker non-votes are also not counted in tabulating the voting result for any particular proposal where the voting standard calls for the approval of “a majority of all the votes cast by the holders of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter”. However, such shares that constitute broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum.
The votes on Proposal No. 1 and Proposal No. 3 are considered “non-routine,” and the vote on Proposal No. 2 is considered “routine.”
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted where the voting standard for such approval calls for the approval of “a majority of all the votes cast by the holders of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter,” which is the voting standard for Proposal No. 2 and Proposal No. 3.
Votes at the Annual Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.
Shareholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Shareholders Sharing an Address
The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all Record Holders. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you are voting by remote communication and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a Record Holder or notify your broker if you hold through a broker.
Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Pelthos Therapeutics Inc., c/o Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-866-540-7095, and we will promptly deliver additional materials as requested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 15, 2026 by: (a) each person, or group of affiliated persons, who is known to us to own beneficially 5% or more of our outstanding equity securities; (b) each of our directors; (c) each of our named executive officers; and (d) all of our executive officers and directors as a group.
The following table is based upon information available to the Company, supplied by officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated in the footnotes below, we believe, based on the information provided to us, that all persons listed below have sole voting power and investment power with respect to their shares of Common Stock or other equity securities that they beneficially own, subject to community property laws where applicable.
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock or other equity securities of the Company that such person has the right to acquire within sixty (60) days of July 15, 2026. For purposes of computing the percentage of outstanding shares of our Common Stock or other equity securities of the Company held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of July 15, 2026 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership information shown in the table is based upon 3,828,469 shares of Common Stock issued and outstanding as of July 15, 2026. The inclusion herein of any shares of Common Stock or other equity securities of the Company listed as beneficially owned does not constitute an admission of beneficial ownership.
Unless otherwise identified, the address of our directors and executive officers is 4020 Stirrup Creek Drive, Suite 110, Durham, NC 27703.

Name of Beneficial Owner (1):	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Scott M. Plesha (2)	112,893	2.9%
Francis Knuettel II (3)	138,140	3.5%
Sai Rangarao (4)	41,173	1.1%
Peter Greenleaf (5)	67,152	1.7%
Richard Baxter (6)	25,779	*
Todd Davis (7)	88,062	2.3%
Andrew Einhorn	—	*
Ezra Friedberg (8)	211,452	5.5%
Dr. Richard Malamut (9)	36,800	*
Matthew Pauls (10)	57,632	1.5%
All executive officers and directors as a group (10 persons)	682,116	16.4%

5% Shareholders:
Ligand Pharmaceuticals Incorporated (11)	2,321,363	49.9%
Murchinson Ltd. (12)	280,000	7.3%
Ikarian Capital, LLC (13)	256,598	6.7%
3i, LP (14)	318,933	8.3%

* Less than 1%

(1)Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)Includes 85,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Plesha, which are exercisable at a price of $13.50 per share, and 27,893 shares of Common Stock owned by Mr. Plesha.
(3)Includes 32,400 shares of Common Stock issuable upon the exercise of stock options held by Mr. Knuettel which are exercisable at a price of $13.00 per share, 64,899 shares of Common Stock issuable upon the exercise of stock options held by Mr. Knuettel which are exercisable at a price of $13.50 per share, 19,525 shares of Common Stock owned by Mr. Knuettel, 10,000 shares of Common Stock held by Camden Capital, LLC (“Camden”) and 11,316 shares of Common Stock held by the Lara Knuettel Revocable Trust. Mr. Knuettel serves as Managing Member of Camden and co-trustee, with individual dispositive power of the Lara Knuettel Revocable Trust, and accordingly, may be deemed to beneficially own the shares of Common Stock owned directly by Camden and the Lara Knuettel Revocable Trust.
(4)Includes 31,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Rangarao which are exercisable at a price of $13.50 per share, and 10,173 shares of Common Stock owned by Mr. Rangarao.
(5)Includes 51,760 shares of Common Stock issuable upon the exercise of stock options held by Mr. Greenleaf which are exercisable at a price of $13.50 per share and 15,392 shares of Common Stock owned by Mr. Greenleaf.
(6)Includes 19,410 shares of Common Stock issuable upon the exercise of stock options held by Mr. Baxter which are exercisable at a price of $13.50 per share and 6,369 shares of Common Stock owned by Mr. Baxter.
(7)Includes 19,410 shares of Common Stock issuable upon the exercise of stock options held by Mr. Davis which are exercisable at a price of $13.50 per share, 5,557 shares of Common Stock issuable upon the exercise of stock options held by Mr. Davis which are exercisable at a price of $226.80 per share and 63,095 shares of Common Stock owned by Mr. Davis.
(8)Includes 19,410 shares of Common Stock issuable upon the exercise of stock options held by Mr. Friedberg which are exercisable at a price of $13.50 per share, 1,667 shares of Common Stock issuable upon the exercise of stock options held by Mr. Friedberg which are exercisable at a price of $226.80 per share, 68,303 shares of Common Stock owned by Mr. Friedberg, 82,072 shares of Common Stock owned by Balmoral Financial Group LLC (“Balmoral”) and 40,000 shares of Common Stock owned by Key Recovery Group, LLC (“Key”). In addition, Mr. Friedberg serves as a manager with individual dispositive power of both Balmoral and Key, and accordingly, may be deemed to beneficially own the shares of Common Stock owned directly by Balmoral and by Key. Mr. Friedberg has sole voting and dispositive power over the shares held by Balmoral and by Key. The principal executive office of both Balmoral and Key is 106 Court Road, Suite 202, Baltimore, MD 21208.
(9)Includes 19,410 shares of Common Stock issuable upon the exercise of stock options held by Dr. Malamut which are exercisable at a price of $13.50 per share, 1,667 shares of Common Stock issuable upon the exercise of stock options held by Dr. Malamut which are exercisable at a price of $226.80 per share, 14,683 shares of Common Stock owned by Dr. Malamut and 1,040 shares of Common Stock jointly owned by Dr. Malamut and his spouse.
(10)Includes 51,760 shares of Common Stock issuable upon the exercise of stock options held by Mr. Pauls which are exercisable at a price of $13.50 per share and 5,872 shares of Common Stock owned by Mr. Pauls.

(11)Includes 1,500,000 shares of Common Stock held by Ligand Pharmaceuticals Incorporated (“Ligand”). The remainder are issuable upon conversion of Series A Preferred Stock. 3,427,800 shares of Common Stock would otherwise be issuable upon conversion of Series A Preferred Stock, but pursuant to the terms of the Series A Certificate of Designations, Ligand may not exercise any portion of the Series A Preferred Stock which would result in the aggregate number of shares of Common Stock held by Ligand to exceed 49.9% of the total number of issued and outstanding shares of Common Stock. None of the directors of Ligand Pharmaceuticals Incorporated (“Ligand”) has sole voting or dispositive power with respect to the shares of Common Stock held by Ligand. The principal executive office of Ligand is 555 Heritage Drive, Suite 200, Jupiter, FL 33458.
(12)None of the directors of Murchinson Ltd. has sole voting or dispositive power with respect to the shares of Common Stock held by Murchinson Ltd. The principal executive office of Murchinson Ltd. is 145 Adelaide Street West, Toronto A6 M5H 4E5, Canada.
(13)None of the directors of Ikarian Capital, LLC has sole voting or dispositive power with respect to the shares of Common Stock held by Ikarian Capital, LLC. The principal executive office of Ikarian Capital, LLC is 100 Crescent Court, Suite 1620, Dallas, TX 75201.
(14)None of the directors of 3i, LP has sole voting or dispositive power with respect to the shares of Common Stock held by 3i, LP. The principal executive office of 3i, LP is 2 Wooster St., 2nd Floor, New York, NY 10013.

ELECTION OF DIRECTORS
(Proposal No. 1)
The following individuals have been nominated as members of the Board, each to serve until the Company’s 2027 Annual Meeting of Shareholders, or until each of their respective successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five (5) years, presented as of the Record Date. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Position Held	Director Since
Peter Greenleaf(1)	56	Chairman of the Board	July 2025
Richard Baxter	63	Director	July 2025
Todd Davis	65	Director	January 2023
Andrew Einhorn(2)(3)	66	Director	December 2025
Ezra Friedberg(2)	56	Director	May 2021
Dr. Richard Malamut(1)(3)	67	Director	January 2023
Matthew Pauls(2)(3)	56	Director	June 2025
Scott Plesha	62	Director	July 2025

(1)	Member of the nominating and corporate governance committee.

(2)	Member of the audit committee.

(3)	Member of the compensation committee.
Peter Greenleaf has served as the Chairman of our Board since July 2025. From April 2019 to March 2026, he served as the Chief Executive Officer and member of the board of directors of Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. From March 2018 to April 2019, he served as the CEO of Cerecor Pharmaceuticals, Inc. (now Avalo Therapeutics, Inc.). From March 2014 to February 2018, Mr. Greenleaf served as CEO and Chairman of Sucampo Pharmaceuticals, Inc. Sucampo was focused on the development and commercialization of medicines to meet major unmet medical needs of patients worldwide and was sold in February 2018 to UK pharmaceutical company, Mallinckrodt PLC. From June 2013 to March 2014, he served as CEO and a member of the board of directors of Histogenics Corporation, a regenerative medicine company. From 2006 to 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. From January 2010 to June 2013, he also served as President of MedImmune Ventures, a wholly-owned venture capital fund within the AstraZeneca Group. Prior to serving as President of MedImmune, Mr. Greenleaf was Senior Vice President, Commercial Operations of the company, responsible for its commercial, corporate development, and strategy functions. He has also held senior commercial roles at Centocor, Inc. (now Janssen Biotechnology, Johnson & Johnson) from 1998 to 2006 and at Boehringer Mannheim (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf previously partnered with Governor Martin O’Malley to chair the Maryland Venture Fund Authority, whose vision was to oversee the implementation of Invest Maryland, a public-private partnership to spur venture capital investment in the state. In addition, he has extensive public and private board experience, including as a board member for BDSI from 2018 through March 2022 and Antares Pharmaceuticals from 2019 through the second quarter of 2022 and has served in leadership roles on both BIO and

PhRMA throughout the years. Mr. Greenleaf earned an MBA from St. Joseph’s University and a B.S. from Western Connecticut State University. We have concluded that Mr. Greenleaf should serve as a director based on his background in the commercialization of medicines and extensive corporate pharmaceutical experience.
Richard Baxter has served as a member of our Board since July 2025. He is currently the Senior Vice President of Investment Operations and a member of the Investment Committee at Ligand since 2024. From 2020-2024, Mr. Baxter was a Managing Director and Partner of Birch Lake Partners and is currently a member of Birch Lake’s Advisory Board. Mr. Baxter is a co-founder of the healthcare group for the Drawbridge Special Opportunities Fund at Fortress Investment Group and was a Managing Director at Fortress Investment Group from 2004 to 2010. He also previously served as a Managing Director and co-head of the healthcare team at Hayfin Capital Management LLP from 2013 to 2017. Before starting his investment career, he held senior roles in the pharmaceutical industry as Head of Sales, Marketing, and Business Development at PathoGensis Corp., ViroPharma Inc., and Marketing leadership at SmithKline Beecham. He earned an A.B. (cum laude) from Princeton University and an MBA from Harvard Business School. We believe Mr. Baxter is qualified to serve on the Board because of his extensive experience in commercialization and investments in the healthcare industry.
Todd Davis has served as a member of our Board since January 2023. He is the Chief Executive Officer of Ligand since December 2022 and is a member of the Ligand board of directors since 2007. He is the founder and has served as the managing partner of RoyaltyRx Capital, LLC, a special opportunities investment firm, since 2018. Since November 2019, he has also served as Chairman and CEO of Benuvia Holdings, LLC, a pharmaceutical holding company. From 2006 to 2018, Mr. Davis was a founder and Managing Partner of HealthCare Royalty Partners, a global healthcare investment firm. From 2004 to 2006, Mr. Davis was a partner at Paul Capital Partners, where he co-managed its royalty investments as a member of the Royalty Management Committee. From 2001 to 2004, he served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners. Mr. Davis began his business career in sales at Abbott Laboratories where he held several commercial roles of increasing responsibility. He subsequently held general management, business development, and licensing roles at Elan Pharmaceuticals. Mr. Davis is a navy veteran and received a B.S. from the U.S. Naval Academy and an M.B.A. from the Harvard Business School. In addition to his board position at Ligand, he currently serves on the board of directors of Palvella Therapeutics Inc. since 2024 and served on the board of directors for Vaxart, Inc. from 2021-2023 and BDSI from May 2018 through March 2022. He is also a former board member of the Harvard Business School Healthcare Alumni Association. We believe Mr. Davis is qualified to serve on the Board because of his extensive experience within the life sciences industry, including as a founder and managing partner of a special opportunities investment firm.
Andrew Einhorn has served as a member of our Board since December 2025. Mr. Einhorn is a consultant for Danforth Advisors where he has served as a fractional CFO and strategic advisor to public and private commercial and clinical stage biotechnology companies in infectious disease, neurodegenerative disease, rare disease, oncology, ocular gene therapy and gastrointestinal therapeutic areas. Previously, from September 2017 – May 2022 he served as Chief Financial Officer of RVL Pharmaceuticals plc (formerly Osmotica Pharmaceuticals plc) a specialty pharmaceutical company which went public in October 2018. From May 2013 to March 2017, Mr. Einhorn served as the Chief Financial Officer and Executive Vice President of Corporate Development of Edge Therapeutics, Inc., a clinical-stage biotechnology company that completed its IPO in September 2015. Prior to Edge, he was a co-founder and Chief Financial Officer of three specialty pharmaceutical and therapeutics companies: Oceana Therapeutics, Inc., Esprit Pharma, Inc. and ESP Pharma, Inc. From 1983 to 2003, Mr. Einhorn was an investment banker with Credit Lyonnais Securities, PNC Capital Markets, Chase Securities, Inc., Bankers Trust Company and the Chase Manhattan Bank. Previously, Mr. Einhorn was a senior accountant at Touche Ross & Co. Mr. Einhorn was a Certified Public Accountant in the State of New Jersey and holds a B.S. in Finance and Accounting from The American University. Mr. Einhorn currently serves as a venture advisor to the Israel Biotechnology Fund. We believe Mr. Einhorn is qualified to serve on the Board because of his extensive experience as a financial executive, particularly in the life sciences industry.

Ezra Friedberg has served as a member of our Board since May 2021. Mr. Friedberg is a seasoned investor with more than twenty years of investing experience in both public and private companies. He invests actively in the biotech space and has served on the board of directors of Humanigen (HGEN), a clinical-stage biopharmaceutical company which develops monoclonal antibodies. Mr. Friedberg is a graduate of Johns Hopkins University. We believe Mr. Friedberg is qualified to serve on the Board given his extensive experience in the industry and investment expertise.
Dr. Richard Malamut has served as a member of our Board since January 2023. Dr. Malamut is currently Chief Medical Officer at MedinCell Inc. He was most recently Chief Medical Officer and Executive Vice President at Collegium Pharmaceuticals from April 2019 to May 2022 and has also served as Chief Medical Officer for Braeburn Pharmaceuticals, Inc. from 2018 to 2019 where he was responsible for the company’s medical affairs, non-clinical and clinical development, clinical operations, research and development quality assurance, and pharmacovigilance functions. Prior to that, Dr. Malamut had similar responsibilities as Chief Medical Officer at Avanir Pharmaceuticals from 2016 to 2018 and was Senior Vice President of Global Clinical Development at Teva Pharmaceutical Industries Ltd from 2013 to 2016 where he was responsible for Pain, Neuropsychiatry, Oncology, and New Therapeutic Entities. His experience also includes roles of increasing responsibility focusing on early clinical development and translational medicine in Neurology, Psychiatry and Analgesia at Bristol-Myers Squibb and AstraZeneca. Dr. Malamut earned his medical degree from Hahnemann University in Philadelphia and completed both a residency in Neurology and a fellowship in neuromuscular disease. He worked as a board-certified academic and clinical neurologist for 17 years and has more than 50 publications in the fields of pain medicine, neuromuscular disease, autonomic disease, and neurodegenerative disease. We believe Dr. Malamut is qualified to serve on the Board given his experience and knowledge of the Company’s industries.
Matthew Pauls has served as a member of our Board since June 2025. Since 2020, Mr. Pauls has served as Chair of the board of directors and Chief Executive Officer of Savara Inc., a publicly traded clinical-stage biopharmaceutical company focused on rare respiratory diseases. He also serves on the boards of directors of Palvella Therapeutics, a publicly traded clinical-stage company focused on novel therapies to treat patients living with serious rare skin and vascular malformations, and Atsena Therapeutics, a gene therapy company focused on developing treatments for inherited retinal diseases that cause blindness. From 2020 to 2026, he served on the board of directors of Amplo Biotechnology, a private gene therapy company focused on rare neuromuscular disorders, and from 2023 to 2026, he served on the board of directors of Soleno Therapeutics, a publicly traded rare disease biopharmaceutical company, where he served as Lead Independent Director from 2024 until Soleno was acquired by Neurocrine Biosciences in August 2026. From 2014 to 2019, Mr. Pauls was President and Chief Executive Officer and a member of the board of directors of Strongbridge Biopharma plc., a publicly traded rare disease focused biopharmaceutical company that he took public via IPO on the NASDAQ. Prior to 2014, he served as Chief Commercial Officer of Insmed, Inc., where he led both the global Commercial and Technical Operations organizations. Prior to Insmed, Mr. Pauls worked at Shire Pharmaceuticals, most recently as Senior Vice President, Head of Global Commercial Operations, and earlier in his career held senior commercial leadership positions at Bristol Myers Squibb and Johnson & Johnson. In addition to his other Board positions, Mr. Pauls has also served as Chair of the Board of Directors of Mast Therapeutics and was a member of the Board of Directors of Zyla Life Sciences, both publicly traded biopharma companies. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law. We believe Mr. Pauls is qualified to serve on the Board given his extensive experience with commercialization, strategic planning and operations in the biopharmaceutical industry.
Scott M. Plesha has served as our Chief Executive Officer and President and as a member of our Board since July 2025, and Mr. Plesha served as the Chief Executive Officer of LNHC from November 2023 to July 2025. Prior to joining LNHC, Mr. Plesha served as the President and Chief Commercial Officer at BioDelivery Sciences (BDSI), a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions, from January 2018 until it was acquired by Collegium Pharmaceutical in 2022. Mr. Plesha joined BioDelivery Sciences in August 2015 as Senior Vice President, Sales, and assumed the additional responsibility of leading the marketing department in December 2015. He previously served as Senior Vice President of Gastrointestinal Sales at Salix Pharmaceuticals. Before Salix, Mr. Plesha was a Regional Sales Manager for Oclassen Dermatologics, a division of Watson Laboratories, and in commercial roles of increasing responsibility at Solvay Pharmaceuticals.

Mr. Plesha received a B.A. in Pre-Medical Studies from DePauw University. He was selected to serve as the Company’s Chief Executive Officer, President and Director due to his previous leadership of LNHC and extensive experience in sales and sales management in the pharmaceutical and medical industries.
Vote Required and Recommendation
Our Articles of Incorporation do not authorize cumulative voting. Pursuant to Nevada law and our Bylaws, directors are to be elected by a plurality of the votes cast in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.
Votes withheld will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for any particular nominee. Broker non-votes are not entitled to vote on Proposal No. 1, and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining votes cast for any particular nominee.
At the Annual Meeting, a vote will be taken on a proposal to approve the election of the eight (8) director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ELECTION OF THE EIGHT (8) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors
Our Board consists of eight members. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required.
The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next annual meeting of the Company’s shareholders, or until each of their respective successors are elected and qualified or their earlier resignation or removal.
Director Independence
Applicable rules of the New York Stock Exchange (the “NYSE”) require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under applicable NYSE rules, a director will qualify as “independent” only if the director satisfies certain objective criteria (including that the director is not, and has not been for at least three years, an employee of the company, and that neither the director nor any of his or her family members has engaged in various types of business dealings with the company) and, in the opinion of the board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In addition to meeting the NYSE independence standards, audit committee members must satisfy the heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). To be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board has determined that all of our current non-employee directors, other than Messrs. Davis and Baxter, are independent as defined under applicable NYSE rules. Our Board also determined that each member of our audit committee satisfies the independence requirements of Rule 10A-3. Our Board previously determined that Chia-Lin Simmons, a non-employee director who served on our Board during a portion of fiscal 2025, was independent as defined under applicable NYSE rules.
In making these determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director and any transactions involving them.
Board Meetings and Attendance
During the 2025 fiscal year, the Board held nine (9) board meetings. Each incumbent director attended or participated in 75% or more of the aggregate number of meetings of the Board held during the period in which he or she was a director and the number of meetings of committees on which he or she served that were held during the period of his or her service. The Board also conducted other matters by unanimous written consent.
Annual Meeting Attendance
Our last annual meeting of shareholders was held on December 17, 2025, and Mr. Plesha was the sole board member in attendance.

Shareholder Communications with the Board
Shareholders wishing to communicate with the Board, the non-management directors, or with an individual director may do so by e-mail addressed to info@pelthos.com or by mail addressed to the attention of the Corporate Secretary at Pelthos Therapeutics Inc., 4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703. The envelope of any mailed communications should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.
Committees of Our Board of Directors
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee operates under a charter approved by our Board. Copies of each committee’s charter are posted on the investor relations section of our website at https://pelthos.com.
Audit Committee
Our audit committee is composed of Messrs. Einhorn, Friedberg and Pauls. Mr. Einhorn is the chairperson of our audit committee. The composition of our audit committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations, and each member of our audit committee meets the applicable financial literacy requirements. In addition, our Board has determined that both Messrs. Einhorn and Friedberg are an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our Board. Our audit committee is responsible for, among other things:
•overseeing our accounting and financial reporting processes and internal controls, and the integrity of our financial statements;
•reviewing and discussing with management and the independent auditors our audited and unaudited financial statements;
•reviewing the independence, qualifications and performance of our independent auditors;
•our compliance with legal and regulatory requirements;
•reviewing and approving related person transactions;
•appointing, compensating and overseeing our independent auditors;
•preparing the audit committee report to be included in our annual proxy statement.
Our audit committee operates under a written charter that satisfies applicable rules of the SEC and the listing standards of the NYSE.

Compensation Committee
Our compensation committee is composed of Messrs. Pauls and Einhorn and Dr. Malamut. Mr. Pauls is the chairperson of our compensation committee. The composition of our compensation committee meets the requirements for independence under applicable NYSE listing standards and SEC rules and regulations.

Our compensation committee is responsible for, among other things:
•reviewing and approving the compensation of our executive officers, including base salary, incentive compensation, equity awards and other benefits;
•evaluating director compensation and making recommendations to the Board;
•administering our cash-based and equity-based compensation plans;
•making recommendations to our Board regarding any other board of director responsibilities relating to executive compensation;
•drafting the compensation committee report for annual disclosures; and
•assisting the Board in its evaluation of the performance of the CEO and corporate succession and development plans for corporate officers.
Our compensation committee operates under a written charter that satisfies applicable rules of the SEC and the listing standards of NYSE.
Role of our Management
Annually, our CEO is invited to provide comments on our compensation committee’s executive compensation decisions for executive officers other than the CEO.
Role of our Independent Compensation Consultant
Pursuant to its charter, our compensation committee has the sole discretion to retain or obtain advice from compensation consultants. In 2025, our compensation committee had not retained a compensation consultant, but Aon has been retained to assist in its evaluation of executive compensation in 2026.
Our compensation committee has reviewed Aon’s independence and concluded that Aon is an independent and conflict-free advisor to the Company pursuant to the standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable rules of the NYSE.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Mr. Greenleaf and Dr. Malamut. Mr. Greenleaf is the chairperson of our nominating and corporate governance committee. The composition of our corporate governance committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations.
Our nominating and corporate governance committee is responsible for, among other things:
•identifying, considering and recommending candidates for membership on our Board and on Board committees, in accordance with criteria developed by the committee and approved by the Board;
•overseeing the process of evaluating the performance of our Board and its committees, including the leadership structure of each; and
•advising the Board on other corporate governance matters.

Our nominating and corporate governance committee operates under a written charter that satisfies applicable rules of the SEC and the listing standards of NYSE.
Director Nomination Procedures
There have been no material changes to the procedures by which security holders may recommend nominees to our Board. Shareholders may nominate individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with all information with respect to such proposed nominee required to be set forth in such notice pursuant to our bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate shareholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Family Relationships
There are no family relationships between any of the officers or directors of the Company.
Involvement in Certain Legal Proceedings
None.
Code of Business Conduct and Ethics
We have a written code of conduct and ethics that applies to our directors, officers, employees and contractors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The code of conduct and ethics is available on our website at https://pelthos.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a Current Report on Form 8-K that we would file with the SEC.
Leadership Structure of the Board
The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Mr. Plesha serves as the Chief Executive Officer of the Company and Mr. Greenleaf serves as the Chairman of the Board.
Risk Oversight
One of the key functions of the Board is to perform informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has to take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Insider Trading Arrangements and Policies
We have a written insider trading policy that applies to our directors, officers, employees and contractors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information subject to compliance with the terms of our insider trading policy.
On December 16, 2025, the Company entered into a Rule 10b5-1(c)(1) Sales Plan (the “Sales Plan”) with Raymond James & Associates, Inc. (“Raymond James”), acting as agent for the limited purpose of effecting sales of shares of Common Stock of certain officers, directors or related parties of officers or directors of the Company (collectively, the “Sellers”), including shares of Common Stock each Seller has the right to acquire under outstanding RSUs issued by the Company. Each Seller has made an election to include their shares of Common Stock underlying RSUs in the Sales Plan and has instructed Raymond James to sell shares of Common Stock to cover the tax associated with each vesting date as provided by the Company to Raymond James, provided that Board approval has been obtained for such grants. The Sales Plan is intended to comply with the requirements of Rule 10b5-1 under the Exchange Act.
Hedging Policy
Our insider trading policy prohibits our directors, officers and associates from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.
Information About Our Executive Officers
 Our executive officers are:

Name	Age	Position and Tenure
Scott Plesha	62	Chief Executive Officer and President since 2025
John M. Gay	50	Chief Financial Officer, Secretary and Treasurer since 2026
Sai Rangarao	42	Chief Commercial Officer since 2025
Scott M. Plesha. See biography on page 9 of this proxy statement.
John M. Gay has served as the Company’s Chief Financial Officer, Treasurer and Secretary since April 2026 and as the Company’s Senior Vice President, Finance & Accounting from July 2025 through April 2026. Prior to that, Mr. Gay served as Chief Financial Officer of LNHC, after the acquisition of ZELSUVMI™ in September 2023. Prior to joining LNHC, Mr. Gay served as Chief Financial Officer and Secretary for Novan, Inc. from September 2020 to September 2023, Vice President of Finance and Corporate Controller from January 2019 to September 2020, and Senior Director of Finance and Corporate Controller from May 2018 to January 2019. Previously, Mr. Gay served as Director of Finance for Valassis Digital from January 2018 to April 2018 and Director of SEC Reporting for MaxPoint Interactive, Inc., which was acquired by Valassis Digital, from May 2014 to April 2018. From June 2010 to May 2014, Mr. Gay held the Corporate Controller position at Furiex Pharmaceuticals, Inc. Prior to June 2010, Mr. Gay served in roles of increasing responsibility at two registered public accounting firms – Deloitte from July 2002 to May 2010 and Arthur Andersen from September 2000 to June 2002. Mr. Gay is a North Carolina certified public accountant and holds a B.A. in Economics, a B.A. in History, and a Master’s in Accounting from the University of North Carolina at Chapel Hill.

Sai Rangarao has served as the Company’s Chief Commercial Officer since July 2025. Mr. Rangarao joined the Company in March 2024. He has more than a decade of experience leading, launching, and marketing large and highly differentiated pharmaceutical products, including Otezla®, the only approved oral systemic therapy with a broad indication. Prior to joining the Company, Mr. Rangarao was Vice President of Marketing at Collegium Pharmaceutical, where he led marketing for the full product portfolio and Neurology sales. He joined Collegium from BioDelivery Sciences International (BDSI), which was acquired by Collegium in 2022. Under Mr. Rangarao’s leadership as Vice President of Marketing and Commercial Operations at BDSI, the company expanded its pain and neurology product portfolio and increased market share of the company’s lead product BELBUCA®, ultimately leading to the successful sale to Collegium. Before BDSI, he was Head of Dermatology Marketing at Celgene Corporation. At Celgene, Mr. Rangarao was responsible for the commercial efforts of Otezla in dermatology for three consecutive years leading to significant year-over-year market share growth until the product was sold to Amgen for $13 billion. He began his career at Novartis Pharmaceuticals, where he held roles of increasing responsibility across Global R&D, Sales Force Effectiveness, Multichannel, and In-Line Marketing. Mr. Rangarao also served as a key member of the commercial and marketing organization at Novartis that launched COSENTYX® in the U.S. Mr. Rangarao earned an M.S. in Bioscience Regulatory Affairs from The Johns Hopkins University, an MBA and M.S. from the New Jersey Institute of Technology, and a B.S. in Computer Science from Indiana University of Pennsylvania.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers, and beneficial owners of more than ten percent of our Common Stock to file reports of ownership and changes in ownership of Common Stock with the SEC. Based solely on our review of copies of such reports and written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis, except for the following: (i) each of Mr. Rangarao and Mr. Plesha did not timely file a Form 3; (ii) each of Mr. Rangarao and Mr. Plesha had one late Form 4 filing with respect to stock options and RSUs awarded by the Company on July 2, 2025; and (iii) each of Mr. Baxter, Mr. Davis, Mr. Friedberg, Mr. Greenleaf, Dr. Malamut and Mr. Pauls did not timely file Form 4s with respect to the periodic vesting of RSUs previously reported as convertible securities in the fiscal years ended December 31, 2024 and December 31, 2025, which were corrected by the filing of amendments to each reporting person’s initial Form 4 reporting the grant of those RSUs.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2025, regarding the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	1,971,472	$15.96	354,497
Total	1,971,472	$15.96	354,497
(1)Does not take into account RSUs, which have no exercise price.
(2)Includes 1,506,551 shares of Common Stock issuable upon exercise of outstanding stock options under the 2023 Plan and outstanding RSUs representing 464,921 shares of Common Stock.

DIRECTOR COMPENSATION
The Board has adopted a Non-Employee Director Compensation Policy with respect to compensation payable to our non-employee directors. From time to time, we have granted equity awards to attract individuals to join our Board and for their continued service thereon. Effective January 1, 2026, non-employee directors receive $40,000 in annual cash compensation for service as a member of the Board and a Non-Executive Chairman receives an additional $60,000 in annual cash compensation. Non-employee directors also receive the following annual cash retainers for service on Board committees: Audit Committee members receive $7,000 (or $19,000 for the Chair); Compensation Committee members receive $5,000 (or $15,000 for the Chair); and Nominating and Corporate Governance Committee members receive $4,000 (or $12,000 for the Chair). On or about the time a new non-employee director joins the Board, the new non-employee director may be granted an initial award under the Company’s equity incentive plan, as determined by, and at the discretion of, the Board upon recommendation from our compensation committee. Non-employee directors do not receive annual grants of equity awards under the Plan as compensation for service as a member of the Board or its committees. In addition, we reimburse our directors for expenses associated with attending meetings of our Board and its committees.
The following table lists the compensation paid to each of our non-employee directors who served during fiscal 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Stock Option Awards ($)(2)	Total ($)
Peter Greenleaf (3)	$40,000	$343,953	$749,226	$1,133,179
Richard Baxter	20,000	257,958	578,806	856,764
Todd Davis	60,000	257,958	578,806	896,764
Andrew Einhorn (4)	978	323,760	—	324,738
Ezra Friedberg	60,000	257,958	578,806	896,764
Dr. Richard Malamut	60,000	257,958	578,806	896,764
Matthew Pauls (5)	35,000	343,953	749,226	1,128,179
Chia-Lin Simmons (6)	40,000	—	32,000	72,000
(1)Amounts reflected in this column include the fees earned during the fourth quarter ended December 31, 2024, but paid in cash to the applicable director during the year ended December 31, 2025, and fees earned during the fourth quarter ended December 31, 2025, but paid in cash to the applicable director during the year ended December 31, 2026. In this column we are required to report all fees either earned or paid to directors during 2025. As a result, fees earned in 2025 for fourth quarter service in 2025 but paid in 2026 are also included; thus, the dollar amount represents fees paid for five (not four) successive quarters. In addition, fees earned in 2024 but paid in 2025 were $20,000 for each of the following directors: Mr. Davis, Mr. Malamut, Mr. Friedberg, and Ms. Simmons.
(2)Amounts reflect the aggregate grant date fair value of the stock options granted to each director during the fiscal year ended December 31, 2025, as computed in accordance with Financial Accounting Standards Board ASC 718, rather than the amounts paid to or realized by the named individual. For a discussion of the assumptions used to calculate the value of all stock awards and option awards made to our directors, see Note 11 — “Stockholders’ Equity” to our consolidated financial statements included in our 2025 Annual Report. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the applicable directors.
(3)Mr. Greenleaf served on the board of directors of LNHC, Inc. prior to the Merger and received $15,000 in cash compensation, which is included in this schedule. Mr. Greenleaf joined our board of directors as chairman on July 1, 2025, and was granted options to purchase 77,640 shares of Common Stock at fair market value as of the date of issuance. Mr. Greenleaf was also granted RSUs representing 25,478 shares of Common Stock.

(4)Mr. Einhorn joined our board of directors on December 23, 2025, and was granted RSUs representing 12,000 shares of Common Stock.
(5)Mr. Pauls served on the board of directors of LNHC, Inc. prior to the Merger and received $15,000 in cash compensation, which is included in this schedule. Mr. Pauls joined our board of directors on July 1, 2025, and was granted options to purchase 77,640 shares of Common Stock at fair market value as of the date of issuance. Mr. Pauls was also granted RSUs representing 25,478 shares of Common Stock.
(6)Chia-Lin Simmons served on our board of directors until the Merger completed in July 2025. Prior to the Merger, Ms. Simmons was granted options to purchase 2,500 shares of Common Stock.
EXECUTIVE COMPENSATION
Our named executive officers for fiscal 2025 were Mr. Plesha, our Chief Executive Officer and President, Mr. Knuettel, our former Chief Financial Officer, Treasurer and Secretary, and Mr. Rangarao, our Chief Commercial Officer. In connection with the closing of the Merger in July 2025, Mr. Plesha, who had served as the Chief Executive Officer of LNHC since November 2023, was appointed as the Company’s Chief Executive Officer and President, and Mr. Rangarao, who had joined LNHC in March 2024, was appointed as the Company’s Chief Commercial Officer. Mr. Knuettel, who had served as the Company’s Chief Financial Officer since June 2022, continued in that role following the Merger until his departure in April 2026. Additionally, Mr. Knuettel also served as our Chief Executive Officer from July 2023 through July 2025.
The following compensation disclosures describe our named executive officers for 2025 and their employment arrangements, equity awards and related compensation information. In general, our compensation committee’s compensation philosophy is to appropriately recognize and reward executives for both position and individual performance and align executive compensation with our financial and operational results and shareholders’ interests.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott M. Plesha (1)	2025	$219,802	$240,900	$1,129,653	$2,557,650	$5,163	$4,153,168
Chief Executive Officer	2024	—	—	—	—	—	—
Francis Knuettel II	2025	410,000	331,650	451,872	1,092,167	2,545	2,288,234
Former Chief Financial Officer; Former Chief Executive Officer (2)	2024	424,923	56,666	361,833	361,833	—	1,205,255
Sai Rangarao (3)	2025	200,733	176,000	411,993	932,790	1,891	1,723,407
Chief Commercial Officer	2024	—	—	—	—	—	—
(1)Mr. Plesha became our Chief Executive Officer effective July 1, 2025, and in connection therewith, Mr. Plesha entered into an employment agreement (the “Plesha Employment Agreement”), as described in further detail within the section entitled “Employment Agreements and Arrangements—Arrangements with Scott M. Plesha.
(2)Mr. Knuettel served as our Chief Financial Officer, Treasurer and Secretary from June 2022 to April 2026, and as our Chief Executive Officer from July 2023 through July 2025. In connection with the Merger, Mr. Knuettel entered into an employment agreement (the “Knuettel Employment Agreement”), as described in further detail within the section entitled “Employment Agreements and Arrangements—Arrangements with Francis Knuettel II.
(3)Mr. Rangarao became our Chief Commercial Officer effective July 1, 2025, and in connection therewith, Mr. Rangarao entered into an employment agreement (the “Rangarao Employment Agreement”), as described in further detail within the section entitled “Employment Agreements and—Arrangements—Arrangements with Sai Rangarao.

Employment Agreements and Arrangements
The following describes the arrangements with our named executive officers.
Arrangements with Scott M. Plesha
Mr. Plesha serves as our Chief Executive Officer and President and is compensated pursuant to the Plesha Employment Agreement.
Pursuant to the Plesha Employment Agreement dated July 1, 2025, Mr. Plesha receives an annualized salary of $438,000 (subject to adjustment) and is eligible to receive an annual performance-based bonus with a target bonus of 50% his base salary. Mr. Plesha is also eligible to participate in our incentive award plans, and is eligible to participate in standard benefit plans as well as for the reimbursement of reasonable business expenses. In addition, our Board approved a stock option award covering 255,000 shares and a restricted stock unit award covering 83,678 shares, each under the Pelthos Therapeutics Inc. 2023 Equity Incentive Plan (the “2023 Plan”).
The Plesha Employment Agreement provides that, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (except as set forth below), Mr. Plesha is entitled to receive (i) severance equivalent to eighteen (18) months of salary at the same rate existing immediately prior to his termination, (ii) the vesting of all outstanding options and equity awards with time-based vesting that would have vested had Mr. Plesha remained employed through the severance period, and (iii) payment of or reimbursement by the Company for coverage up to the duration of the severance period of group medical, dental and/or vision benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, if he elects to continue such benefits. “Cause” and “Good Reason” are each defined in the employment agreement.
Notwithstanding the foregoing, the Plesha Employment Agreement further provides that, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason” at the time of, or within six months of, a “Change in Control”, he is instead entitled to severance, accelerated equity award vesting and group benefits reimbursement equivalent to twenty four (24) months instead of eighteen (18) months as set forth above.
Finally, Mr. Plesha agreed to certain non-competition provisions following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement
Arrangements with Francis Knuettel II
Mr. Knuettel served as our Chief Financial Officer, Treasurer, and Secretary until April 2026 and was compensated pursuant to the Knuettel Employment Agreement. In connection with his departure, the Company entered into a Separation and Release Agreement with Mr. Knuettel dated May 15, 2026 (the “Knuettel Separation Agreement”).
Pursuant to the Knuettel Employment Agreement, dated July 1, 2025, Mr. Knuettel received an annualized salary of $410,000 and was eligible to receive an annual performance-based bonus with a target bonus of 40% of his base salary. Mr. Knuettel was also eligible to participate in our incentive award plans and standard benefit plans as well as for the reimbursement of reasonable business expenses. In addition, our Board approved a stock option award covering 102,000 shares and a restricted stock unit award covering 33,472 shares, each under the 2023 Plan.
The Knuettel Employment Agreement provided that, in the event Mr. Knuettel was involuntarily terminated by the Company other than for “Cause” or if he resigned for “Good Reason,” he would be entitled to receive (i) severance equivalent to twelve (12) months of base salary, (ii) the vesting of all outstanding options and equity awards with time-based vesting that would have vested had Mr. Knuettel remained employed through the severance period, and (iii) payment of or reimbursement by the Company for group medical, dental and/or vision benefits under COBRA for up to the duration of the severance period.
The Knuettel Employment Agreement also provided for enhanced severance of eighteen (18) months in the event of a qualifying termination at the time of, or within six months of, a “Change in Control.” Mr. Knuettel also agreed to certain non-competition and confidentiality obligations.

Pursuant to the Knuettel Separation Agreement, and in exchange for a general release of claims in favor of the Company and other customary covenants, Mr. Knuettel is entitled to receive (i) separation pay equal to twelve (12) months of base salary ($430,000), payable in accordance with the Company’s regular payroll practices, (ii) accelerated vesting of outstanding stock options covering 59,500 shares and restricted stock units covering 19,525 shares that would have vested had Mr. Knuettel remained employed through the twelve (12) months following his separation date of April 10, 2026, (iii) Mr. Knuettel may exercise any vested options by January 15, 2027; and (iv) reimbursement by the Company for group medical, dental and/or vision benefits under COBRA for up to twelve (12) months. The Knuettel Separation Agreement also provides that Mr. Knuettel may provide consulting services to the Company at a rate of $207 per hour, if requested. The Knuettel Separation Agreement contains customary confidentiality, non-disparagement, and cooperation provisions.
Arrangements with Sai Rangarao
Mr. Rangarao serves as our Chief Commercial Officer and is compensated pursuant to the Rangarao Employment Agreement.
Pursuant to the Rangarao Employment Agreement dated July 1, 2025, Mr. Rangarao receives an annualized salary of $400,000 (subject to adjustment) and is eligible to receive an annual performance-based bonus with a target bonus of 40% his base salary. Mr. Rangarao is also eligible to participate in our incentive award plans, and is eligible to participate in standard benefit plans as well as for the reimbursement of reasonable business expenses. In addition, our Board approved a stock option award covering 93,000 shares and a restricted stock unit award covering 30,518 shares, each under the 2023 Plan.
Pursuant to Mr. Rangarao’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason” (except as set forth below), he is entitled to receive (i) severance equivalent to twelve (12) months of salary at the same rate existing immediately prior to his termination, (ii) the vesting of all outstanding options and equity awards with time-based vesting that would have vested had Mr. Rangarao remained employed through the severance period, and (iii) payment of or reimbursement by the Company for coverage up to the duration of the severance period of group medical, dental and/or vision benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, if he elects to continue such benefits. “Cause” and “Good Reason” are each defined in the employment agreement.
Notwithstanding the foregoing, the Rangarao Employment Agreement further provides that, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason” at the time of, or within six months of, a “Change in Control”, he is instead entitled to severance, accelerated equity award vesting and group benefits reimbursement equivalent to eighteen (18) months instead of twelve (12) months as set forth above.
Finally, Mr. Rangarao agreed to certain non-competition provisions following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.
Policies and Practices Related to the Grant of Certain Equity Awards
We maintain the 2023 Plan, and if approved, will maintain the Pelthos Therapeutics Inc. 2026 Equity Incentive Plan (the “2026 Plan”) through which we grant equity awards, including stock options and stock appreciation rights, to our named executive officers, other employees, and directors as part of our compensation program. In addition, certain employment agreements with our named executive officers provide for the grant of such equity awards. We do not currently have a formal policy governing the timing of grants of stock options, stock appreciation rights, or similar option-like instruments to named executive officers or directors in relation to the release of material nonpublic information. Equity awards under the 2023 Plan have been granted from time to time, including to directors to encourage their initial or continued service on our Board, and if approved, equity awards will be granted under the 2026 Plan. We have not adopted any practice of timing, and do not time, the release of material non-public information to affect the value of equity awards granted to named executive officers or directors.

During the year ended December 31, 2025, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.
Outstanding Equity Awards as of December 31, 2025
The following table provides information regarding the outstanding equity awards of our named executive officers as of December 31, 2025.

		Option Awards					Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of Common Stock Unvested (#)	Market Value of shares of Common Stock Unvested ($)	Equity Incentive Plan Awards: Number of Unearned Unvested Shares (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Unvested Shares ($)

Scott M. Plesha	7/2/2025 (1)	—	255,000	—	13.50	7/1/2035	—	—	—	—
Chief Executive Officer and President	7/2/2025 (2)	—	—	—	—	—	83,678	2,594,018	—	—
Francis Knuettel II	10/1/2022 (3)	2,223	—	—	226.80	9/30/2032	—	—	—	—
Former Chief Financial Officer	1/10/2023 (4)	278	—	—	226.80	1/9/2033	—	—	—	—
	5/15/2023 (4)	2,778	—	—	226.80	5/14/2033	—	—	—	—
	6/14/2024 (5)	32,400	—	—	13.00	6/13/2034	—	—	—	—
	4/11/2025 (6)	5,399	—	—	13.50	4/10/2035	—	—	—	—
	7/2/2025 (1)	—	102,000	—	13.50	7/1/2035	—	—	—	—
	7/2/2025 (2)	—	—	—	—	—	33,472	1,037,632		—
Sai Rangarao	7/2/2025 (1)	—	93,000	—	13.50	5/15/2033	—	—	—	—
Chief Commercial Officer	7/2/2025 (2)	—	—	—	—	—	30,518	946,058	—	—
(1)This option was granted under the 2023 Plan and one-third shall vest on July 2, 2026, with the remainder vesting in eight equal quarterly installments, with the first installment vesting on October 2, 2026.
(2)This RSU was granted under the 2023 Plan and one-third shall vest on July 2, 2026, with the remainder vesting in eight equal quarterly installments, with the first installment vesting on October 2, 2026.
(3)This option was granted under the 2023 Plan and vested in ten equal quarterly installments, with the first installment vesting on October 1, 2022.
(4)This option was granted under the 2023 Plan and vested in its entirety on February 29, 2024.
(5)This option was granted under the 2023 Plan and one-half vested in four equal quarterly installments, with the first quarterly installment vesting on September 14, 2024, and the remainder vested on July 1, 2025.
(6)This option was granted under the 2023 Plan and vested in its entirety on July 1, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our audit committee charter requires the audit committee to review, consider, and approve in advance all future transactions, in which we are a participant, that involve amounts that equal or exceed $120,000 and in which any Related Person has or will have a direct or indirect material interest in such transaction. Related Persons include any of our directors, executive officers, holder of 5% or more of any class of our capital stock, or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K. In approving or rejecting any such proposal, our audit committee is to consider all available information deemed relevant by the audit committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Review, Approval or Ratification of Transactions with Related Persons
We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our Common Stock and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for its audit committee to review such transaction due to a conflict of interest. Such policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our Common Stock or with any of their immediate family members or affiliates, in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two fiscal years, will be presented to its audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee considers the relevant facts and circumstances of each situation, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Channel Related Person Transactions
The following is a summary of transactions among related persons that occurred from Channel’s incorporation, until its merger with and into LNHC:
On December 18, 2024, 747,187 shares of Channel common stock and 2,600 shares of Series C Preferred Stock held by Chromocell Holdings were transferred by Channel to Alexandra Wood (Canada) Inc. (“AWI”) in satisfaction of a default judgment against Chromocell Holdings regarding the default by Chromocell Holdings of a secured promissory note by order of the Supreme Court of the State of New York, County of New York on November 25, 2024 in the matter Alexandra Wood (Canada) Inc v. Chromocell Corp., Index No. 651735/2024. AWI subsequently transferred 173,000 shares of Chromocell Holding’s Channel common stock that it received such that AWI now owns 574,187 shares of the Channel common stock originally issued to Chromocell Holdings in connection with the Contribution Agreement.
On February 8, 2024, the Company and certain affiliates of the representative of the underwriters of the IPO (the “Representative”) entered into the Bridge Financing Note Amendments, (the “Bridge Financing Note Amendments”). Under the Bridge Financing Note Amendments, both notes issued in the April Bridge Financing and the September Bridge Financing had a maturity date of March 1, 2024, and the full principal amount of both notes and any accrued interest thereon was payable solely in cash upon the consummation of the IPO. Both notes had an annual interest rate of eight percent (8%), which accrued daily, and was calculated on the basis of a 360-day year (consisting of twelve 30 calendar day periods).
On February 10, 2024, the Company entered into the Stock Rescission Agreement (the “Stock Rescission Agreement”) with certain affiliates of the Representative, pursuant to which we rescinded 111,129 shares of our Common Stock held by such affiliates of the Representative and agreed to refund an aggregate of $91,512 paid by such affiliates of the Representative in consideration therefor within 30 days of the effective date of the Stock Rescission Agreement.

LNHC Related Person Transactions
The following includes a summary of transactions from January 1, 2025 to which LNHC has been a party in which the amount involved exceeded or will exceed $120,000 and in which any of LNHC’s directors, executive officers or, to LNHC’s knowledge, beneficial owners of more than 5% of LNHC capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.
Assignment Agreement
Ligand and LNHC entered into an Assignment Agreement, dated March 24, 2025 (the “Assignment Agreement”), pursuant to which LNHC assigned to Ligand all of its material assets and liabilities (including intellectual property rights and contracts) relating to the NITRICIL platform technology, ZELSUVMI, and product candidates that utilize the NITRICIL platform technology. Ligand’s rights to the assigned assets under the Assignment Agreement are subject to the Amended Sato Agreement described below.
Amended Sato Agreement
Ligand and LNHC entered into an Exclusive License and Sublicense Agreement, dated March 24, 2025 (the “Amended Sato Agreement”), pursuant to which Ligand granted to LNHC an exclusive, sublicensable license under the intellectual property rights assigned to Ligand pursuant to the Assignment Agreement to exploit ZELSUVMI™ (berdazimer) topical gel (the “Licensed Product”) for the treatment of molluscum contagiosum in humans (the “Licensed Field”) anywhere in the world except Japan (the “Territory”) and to make and have made certain compounds and products as defined in the Sato Agreement, pursuant to which Sato has received certain rights to certain compounds and products in Japan.
LNHC will use commercially reasonable efforts to commercialize the Licensed Product in the Licensed Field in the Territory. Within one year of the effective date of the Amended Sato Agreement, Ligand and LNHC will also negotiate in good faith a development and funding agreement for LNHC to obtain rights to develop and commercialize the product program designated SB207.
LNHC will pay Ligand a 13% royalty on net sales of the Licensed Product. LNHC will also pay Ligand an aggregate amount of $10.0 million upon the achievement of certain sales and commercial milestones. LNHC will further pay Ligand a low-mid percentage of non-royalty payments received from its sublicensees.
Unless terminated earlier according to its terms, the Amended Sato Agreement will expire when LNHC ceases to actively exploit the Licensed Product. Either party may terminate for the other party’s material breach subject to a notice and cure period. Ligand may terminate if LNHC fails to achieve certain regulatory and commercial milestones with respect to certain major markets, if LNHC challenges the licensed patents or if LNHC becomes insolvent.
Master Services Agreement
In connection with drug products developed by Ligand, its affiliates or its licensees (the “Ligand Parties”) utilizing the NITRICIL platform technology, Ligand and LNHC entered into a Master Services Agreement, pursuant to which LNHC will provide to the Ligand Parties certain development and manufacturing services in connection with such drug products developed by the Ligand Parties. In the event Ligand wishes to manufacture any product that uses the NITRICIL platform technology for other than ZELSUVMI (berdazimer) topical gel for the treatment of molluscum contagiosum in humans, then LNHC will transfer all necessary know-how to enable Ligand or its designee to manufacture such product. The Master Services Agreement will expire on March 24, 2040, subject to Ligand’s election to renew the Master Services Agreement for additional five-year periods, provided Ligand gives at least 90 days’ prior written notice thereof to LNHC. Ligand may terminate the Master Services Agreement for any reason or if LNHC undergoes a change in control, provided Ligand gives at least 30 days’ prior written notice to LNHC. Either party may terminate for the other party’s material breach subject to a notice and cure period or if the other party becomes insolvent or bankrupt.

Ligand Bridge Note
Effective January 1, 2025, LNHC entered into a revolving bridge promissory note with Ligand (the “Ligand Bridge Note”) under which any amounts of cash transfers from Ligand to LNHC, and settlement of LNHC’s expenses directly by Ligand, starting from January 1, 2025, are considered a loan from Ligand to LNHC. The maximum borrowing under the Ligand Bridge Note is $18.0 million. The Ligand Bridge Note was repaid at the closing of the Merger, and the amount repaid under the Ligand Bridge was offset against Ligand’s funding commitment in the PIPE Financing.
Post-Merger Related Person Transactions
On July 1, 2025, the Company consummated the Merger with LNHC, pursuant to which CHRO Merger Sub merged with and into LNHC, with LNHC surviving the Merger and continuing as a wholly-owned subsidiary of the Company.
Pursuant to the terms of the Merger Agreement, executed by and among the Company, Merger Sub, LNHC and Ligand, the Merger closed on July 1, 2025. At the Effective Time, the Company issued an aggregate of approximately 31,278 shares of Series A Preferred Stock to Ligand, based on the exchange ratio set forth in the Merger Agreement. Immediately following the Effective Time, approximately 57,568 shares of Series A Preferred Stock were issued and outstanding. Following the Merger, LNHC became a wholly-owned subsidiary of the Company, and the Company adopted the business plan of LNHC. LNHC is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens.
In conjunction with the consummation of the Merger, the Company closed (the “PIPE Financing”) pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with LNHC and certain investors, which included Ligand (collectively, the “PIPE Investors”). At the closing of the PIPE Financing, which occurred immediately prior to the Effective Time, the Company issued an aggregate of 50,100 shares of Series A Preferred Stock to the PIPE Investors, including Camden which received 100 shares of Series A Preferred Stock, Balmoral which received 400 shares of Series A Preferred Stock, Ligand which received 31,278 shares of Series A Preferred Stock and Key Recovery which received 400 shares of Series A Preferred Stock (each a related person based on share ownership in excess of 5%, or resulting from a principal at one of the entities being on the Board), for gross proceeds of approximately $50.1 million, consisting of approximately $50.0 million in cash and the conversion of approximately $0.1 million of principal and interest under an outstanding convertible note.
Each share of Series A Preferred Stock is convertible into shares of Common Stock, subject to certain beneficial ownership limitations, including a 49.9% cap for Ligand and a 4.99% or 9.99% cap for other PIPE Investors. Immediately following the PIPE Financing, certain PIPE Investors converted 23,810 shares of Series A Preferred Stock into an aggregate of 2,381,000 shares of Common Stock (after giving effect to the “Reverse Stock Split”).
The Securities Purchase Agreement also provides the PIPE Investors with customary rights, including participation rights in future financings, anti-dilution protections, and registration rights pursuant to a Registration Rights Agreement entered into on the Closing Date. The Company is obligated to file a resale registration statement with the SEC covering the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.
On the Closing Date, the Company effected the Reverse Stock Split and changed its name from Channel Therapeutics Corporation to Pelthos Therapeutics Inc. The Common Stock commenced trading on the NYSE under the symbol “PTHS” on July 2, 2025.

Nomis RoyaltyVest
As an inducement to enter into the Securities Purchase Agreement, the Company and Nomis RoyaltyVest LLC (“NRV”) entered into a Purchase and Sale Agreement, dated as of July 1, 2025, pursuant to which the Company sold to NRV, and NRV purchased, all of the Company’s rights, title and interest in and to a portion of the Company’s revenue payments for ZELSUVMI and all accounts with respect thereto. In addition, prior to the expiration of the Initial Royalty Term (as defined in the ZELSUVMI Royalty Agreement), NRV will receive a 1.5% royalty on net sales of ZELSUVMI worldwide, other than in Japan, and 3.46% of non-royalty sublicensing payments received by LNHC for its sublicensing of rights to ZELSUVMI, and (ii) after the expiration of the Initial Royalty Term, NRV will receive a 1.2% royalty on net sales of ZELSUVMI worldwide, other than in Japan, and 3.46% of non-royalty sublicensing payments received by LNHC for its sublicensing of rights to ZELSUVMI.
NRV, Ligand, and Madison
On July 1, 2025, the Company and NRV, Ligand, and Madison Royalty LLC, a Colorado limited liability company, on behalf of certain of the Company’s management team and other assignees (“Madison”) entered into a Purchase and Sale Agreement, pursuant to which the Company sold to each of NRV, Ligand, and Madison, and each of NRV, Ligand, and Madison purchased, all of the Company’s rights, title and interest in and to a portion of the Company’s revenue payments and all accounts related to or utilizing the Channel Covered Products. In addition, (A) prior to the expiration of the initial royalty term, (i) NRV will receive a 5.3% royalty, Ligand will receive a 1.7% royalty and Madison will receive a 1.5% royalty on Net Sales of the Channel Covered Products worldwide, and (ii) NRV will receive 12.23%, Ligand will receive 3.92% and Madison will receive 3.46% of non-royalty sublicensing payments received by Pharmaceutical Sub for its sublicensing of rights to the Channel Covered Products worldwide; and (B) after the expiration of the initial royalty term, (i) NRV will receive a 4.24% royalty, Ligand will receive a 1.36% royalty and Madison will receive a 1.2% royalty on Net Sales of the Channel Covered Products worldwide, and (ii) NRV will receive 12.23%, Ligand will receive 3.92% and Madison will receive 3.46% of non-royalty sublicensing payments received by Pharmaceutical Sub for its sublicensing of rights to the Channel Covered Products worldwide.
Convertible Note Financing (Private Placement)
On November 6, 2025 (the “Convertible Note Financing Closing Date”), the Company entered into a securities purchase agreement (the “November 2025 Securities Purchase Agreement”) with certain investors, including Ligand which received a Convertible Note in the principal amount of $9,000,000 and Balmoral which received a Convertible Note in the principal amount of $250,000 (each a related person based on share ownership in excess of 5%, or resulting from a principal at one of the entities being on the Board) (collectively, the “Investors”), pursuant to which, among other things, on the Convertible Note Financing Closing Date, the Investors purchased for cash, and the Company issued and sold to the Investors, the Convertible Notes in the aggregate original principal amount of $18.0 million, which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Convertible Note Financing”). The gross proceeds from the Convertible Note Financing were approximately $18.0 million, before paying estimated expenses. The November 2025 Securities Purchase Agreement contained customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The November 2025 Securities Purchase Agreement generally prohibits the Company from issuing securities without the written consent of the Required Holders (as defined in the November 2025 Securities Purchase Agreement), but includes exceptions for specific issuances of securities, including in connection with the independent funding and development of the Company’s historical assets relating to the sodium-ion channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks. The Investors have approved Ligand to serve as collateral agent (the “Collateral Agent”) under the Pledge Agreement (as defined below) and the other Security Documents (as defined in the November 2025 Securities Purchase Agreement) and have authorized the Collateral Agent to take action on behalf of the Investors in accordance with the terms of the November 2025 Securities Purchase Agreement and the Security Documents. The Convertible Note Financing was approved by the vote of the disinterested directors of the Board.
The closing of the Convertible Note Financing occurred on November 6, 2025.

As partial consideration for the Convertible Notes, the Company granted to each of the Investors (i) a 5.0% royalty on net sales of XepiTM (ozenoxacin) cream, for topical use (described below), and all other derivatives and modifications thereof (“Xepi”), to be shared pro rata among all the Investors and (ii) the Company’s right to receive all royalty payments and milestone payments paid by Sato to Ligand in respect of net sales of ZELSUVMI (less 50.0% of the milestone payment payable by Sato in respect of the first commercial sale of ZELSUVMI in Japan, which will be kept by the Company), to be shared pro rata among all the Investors (the “Sato Payments”).
Convertible Notes Subordination Agreement
In January 2026, the Investors entered into a subordination agreement with Horizon Technology Finance Corporation, a Delaware corporation (“Horizon”), as lender and collateral agent (“Convertible Notes Subordination Agreement”) in connection with the Venture Loan and Security Agreement by and among the Company, Horizon and the other parties thereto (the “Venture Loan and Security Agreement”). The Venture Loan and Security Agreement provides for a senior secured term loan facility in an aggregate principal amount of up to $50,000,000 (collectively, the “Term Loans”). Pursuant to the Convertible Notes Subordination Agreement, all payment obligations under the Convertible Notes, including principal and accrued interest, are subordinated to the Company’s obligations under the Term Loans. Until the Term Loans have been repaid in full, the Company is prohibited from making payments on the Convertible Notes, except for certain limited payments related to legal expenses. Prior to the execution of the Convertible Notes Subordination Agreement, the terms of the Convertible Notes permitted the Company to satisfy accrued interest either through cash payments or by capitalizing such interest as payment-in-kind (“PIK”), at the Company's election. As the Convertible Notes Subordination Agreement prohibits cash payments of interest while the Term Loans remain outstanding, accrued interest on the Convertible Notes is treated as PIK and added to the outstanding principal balance of the Convertible Notes at each interest due date. The Company expects to continue to PIK interest in this manner until cash payments are permitted under the terms of the Convertible Notes Subordination Agreement.
Pledge Agreement
On the Convertible Note Financing Closing Date, the Company, as pledgor and Ligand, as secured party, in its capacity as Collateral Agent for each holder of Convertible Notes, entered into a pledge agreement (the “Pledge Agreement”). In accordance with the terms of the Pledge Agreement, the Convertible Notes are secured by a lien on, and security interest in, (i) 10.0% of all aggregate net sales of the “End Product” as defined in that certain License and API Supply Agreement, dated as of November 6, 2025, by and among the Company, Ferrer Internacional, S.A. and Interquim, S.A.U., including Xepi, in the United States, including Puerto Rico and the U.S. Virgin Islands; provided, however, that the Company will only accrue 5.0% of such payments as liabilities until the occurrence of an event of default (the “Covered Product Revenue Payments”), (ii) the Sato Payments, and (iii) all accounts receivable of the Company with respect to the Covered Product Revenue Payments and the Sato Payments, pursuant to a pledge agreement by and between – in each case, subject to certain permitted indebtedness of the Company.
Registration Rights Agreement
On the Convertible Note Financing Closing Date, the Company and the Investors entered into a registration rights agreement (the “Convertible Notes Registration Rights Agreement”), pursuant to which the Investors are entitled to certain resale registration rights with respect to shares of the Common Stock issuable upon conversion of the Convertible Notes issued to the Investors. Pursuant to the Convertible Notes Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC on or prior to the 60th calendar day following the Convertible Note Financing Closing Date. The Company is obligated to use reasonable best efforts to cause this registration statement to be declared effective by the SEC by the earlier of (i) 90 calendar days following the Convertible Note Financing Closing Date and (ii) the second business day after the date the Company is notified by the SEC that the registration statement will not be reviewed.

Amended and Restated Lock-Up Agreement
As previously disclosed in the Company’s Current Report on Form 8-K filed on April 17, 2025, certain investors (the “Lock-Up Investors”) and Ligand entered into lock-up agreements (collectively, the “Lock-Up Agreements”), pursuant to which such parties agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or preferred stock, par value $0.0001 per share, from July 1, 2025 until December 31, 2025, subject to certain exceptions set forth in each of the Lock-Up Agreements.
As an inducement to certain Investors to enter into the November 2025 Securities Purchase Agreement, the Lock-Up Investors and Ligand, have, on the Convertible Note Financing Closing Date, entered into amended and restated lock-up agreements, pursuant to which the Lock-Up Investors and Ligand have received terms identical to those included in the Lock-Up Agreements signed by certain other investors who were parties to that certain securities purchase agreement, dated April 16, 2025, by and among the Company, LNHC, and the others investors thereto.
Channel Products Royalty Agreement Amendment
As an inducement to certain Investors to enter into the November 2025 Securities Purchase Agreement, on the Convertible Note Financing Closing Date, Channel Pharmaceutical Corporation, a wholly owned subsidiary of the Company, and the Company, as seller, and NRV, Ligand, and Madison, as purchasers, entered into Amendment No. 1 to the Channel Products Royalty Agreement, pursuant to which the Company, NRV, Ligand and Madison amended the definition of the Channel Covered Products to exclude (i) Nitricil based technology and (ii) Xepi.
Assignment Agreement Amendment
As an inducement to certain Investors to enter into the November 2025 Securities Purchase Agreement, on the Convertible Note Financing Closing Date, LNHC and Ligand entered into Amendment No. 1 to the Assignment Agreement, pursuant to which Ligand agreed to pay the Company (i) 75% of the milestone payment received by Ligand from Sato in respect of the first commercial sale of the “Licensed Product” (as defined in Amended Sato Agreement) in Japan; and (ii) fifty percent (50%) of any other amounts received by Ligand from Sato under the Amended Sato Agreement solely in respect of the “Licensed Product” (and, for the avoidance of doubt, no other product covered by the Amended Sato Agreement) in the “Licensed Field” (in each case, as defined in the Amended Sato Agreement), less any out-of-pocket costs incurred by Ligand to effectuate its rights, obligations and responsibilities under the Amended Sato Agreement.

AUDIT COMMITTEE REPORT

The following report (the “Audit Report”) of the Board’s audit committee (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this Audit Report by reference therein.
Role of the Audit Committee
The Audit Committee’s primary responsibilities fall into three (3) broad categories:
First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters.
Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company, and determining whether the outside auditors are independent.
Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company. In addition, the Audit Committee is responsible for reviewing and approving related person transactions and overseeing the Company’s compliance with legal and regulatory requirements. The Audit Committee also prepares the audit committee report included in the Company’s annual proxy statement.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with CBIZ, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the U.S. Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board.
Andrew Einhorn, Chairman
Ezra Friedberg
Matthew Pauls

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal No. 2)
The Board has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. CBIZ CPAs P.C. (“CBIZ”) previously served as the Company’s independent registered public accounting firm and performed the audit of our consolidated financial statements for the year ended December 31, 2025.
At the Annual Meeting, the shareholders will vote on a proposal to ratify the Board’s selection of Grant Thornton as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of Grant Thornton as our independent registered public accounting firm.
Grant Thornton has no interest, financial or otherwise, in our Company. We expect that a representative of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
Change in Independent Auditor
On May 16, 2026, our audit committee approved the dismissal of CBIZ as the Company’s independent registered public accounting firm. We informed CBIZ of their dismissal on May 18, 2026.
Effective November 1, 2024, CBIZ acquired the attest business of Marcum LLP, who was the Company's independent registered public accounting firm and performed the audit of its consolidated financial statements for the year ended December 31, 2024. The audit report of CBIZ on the consolidated financial statements of the Company for the most recent fiscal year ended December 31, 2025, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During our most recent fiscal year ended December 31, 2025 and 2024 and during the subsequent interim period from January 1, 2026 through May 18, 2026, (i) there were no disagreements with CBIZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to CBIZ’s satisfaction, would have caused CBIZ to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
In accordance with Item 304(a)(3) of Regulation S-K, we provided CBIZ with a copy of above disclosures and requested that CBIZ furnish us with a letter addressed to the SEC stating whether it agrees with the above disclosures. A copy of CBIZ’s letter, dated May 18, 2026, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed on May 21, 2026.
During our two most recent fiscal years ended December 31, 2025 and December 31, 2024, and for the subsequent interim period prior to their appointment, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth all fees billed or to be billed for such periods by Grant Thornton, who was appointed as our independent registered public accounting firm in May 2026 and accordingly did not provide any services to the Company during the fiscal years ended December 31, 2025 and December 31, 2024:

	2025	2024
Audit fees (1)	$—	$—
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$—	$—

The following table sets forth all fees billed or to be billed for such periods by CBIZ, our independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024:

	2025	2024
Audit fees (1)	$585,869	$294,363
Audit-related fees (2)	—	—
Tax fees (3)	12,000	—
All other fees (4)	—	77,092
Total	$597,869	$371,455
Amounts contained herein are updated from similar disclosure in the 2025 Annual Report to reflect invoices received after the filing of the 2025 Annual Report and to reflect the reclassification of certain fees in connection with statutory and regulatory filings from “Audit-Related Fees” to “Audit Fees”.
(1)“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly condensed financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2)“Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees”.
(3)“Tax fees” include fees for tax compliance. Tax compliance fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, and assistance with tax audits.
(4)“All other fees” include fees for the bring down and comfort letters associated with the IPO as well as work done in evaluating the Contribution Agreement, dated as of July 1, 2025, by and between Channel Therapeutics Corporation and Channel Pharmaceutical Corporation.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant
Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of such independent auditors with respect to such services. The chairman of our Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by our independent auditors other than the annual audit. The chairman of our Audit Committee must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation
Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws, or applicable Nevada law), a majority of all the votes cast by the holders of shares present in person, by remote communication, if applicable or represented by proxy at the meeting and entitled to vote on the matter will be required for approval. Accordingly, a majority of all the votes cast by the Record Holders present in person, by remote communication, if applicable or represented by proxy at the meeting and entitled to vote will be required to ratify the Board’s selection of Grant Thornton as our independent registered public accountants for the fiscal year ending December 31, 2026. If this ratification is not approved by the requisite vote of the shareholders voting on the matter, the Board will reconsider its selection of Grant Thornton as our independent registered public accounting firm.
Abstentions will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast and therefore will not be counted for purposes of determining whether Proposal No. 2 has been approved. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast for Proposal No. 2.
At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Grant Thornton as our independent registered public accountants for the fiscal year ending December 31, 2026.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE SELECTION OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

APPROVAL OF THE 2026 EQUITY INCENTIVE PLAN

(Proposal No. 3)

Overview
The Board has approved, upon recommendation of our compensation committee, the Pelthos Therapeutics Inc. 2026 Equity Incentive Plan (the “2026 Plan”), subject to approval by our shareholders at the Annual Meeting. The 2026 Plan provides for the grant of nonqualified and incentive stock options, stock appreciation rights or SARs, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other stock-based awards. The Board and our compensation committee believe the 2026 Plan provides a means (a) whereby our employees, directors and third-party service providers develop a sense of ownership and personal involvement in the development and financial success of our Company, encouraging them to devote their best efforts to the business of our Company, and thereby advance the interests of our Company and our shareholders; and (b) to attract talented and qualified individuals to become employees or serve as directors or third-party service providers and provide a means for such individuals to acquire and maintain stock ownership which facilitates alignment of interests with our Company’s shareholders.
If the 2026 Plan is approved by our shareholders, it will replace the Pelthos Therapeutics Inc. 2023 Equity Incentive Plan (the “2023 Plan”), and no new awards will be granted under the 2023 Plan. Awards outstanding under the 2023 Plan as of the effective date of the 2026 Plan will continue to be governed by the terms of the 2023 Plan, until exercised, expired, paid or otherwise terminated or canceled. Subject to adjustment, the initial maximum number of shares of our common stock to be authorized for issuance under the 2026 Plan will be equal to the sum of: (a) 500,000 shares, plus (b) the number of shares remaining available for grant under the 2023 Plan but not subject to outstanding awards thereunder as of the effective date of the 2026 Plan, plus (c) the number of shares subject to awards outstanding under the 2023 Plan as of the effective date of the 2026 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2026 Plan. Additionally, the 2026 Plan contains a 10-year “evergreen” provision with a 5% annual refresh rate (unless reduced or eliminated by the Board for a given year), based on shares of common stock and preferred stock outstanding (on an as-converted basis), which will be effective on January 1, 2027. See “Background for Shares Authorized for Issuance Under the 2026 Plan” for calculations of the number of shares remaining available for grant under the 2023 Plan and the number of shares subject to awards outstanding under the 2023 Plan as of July 23, 2026.
Our shareholders are being asked to approve the 2026 Plan in connection with the rules and regulations of the NYSE relating to equity compensation and to qualify stock options for treatment as incentive stock options for purposes of Code Section 422 in the event our compensation committee decides to grant incentive stock options in the future. If our shareholders do not approve the 2026 Plan, the 2023 Plan will remain in effect until it terminates in accordance with its terms. At this point, there are insufficient shares authorized under the 2023 Plan for our Company to continue to grant equity awards.
Reasons Why You Should Vote to Approve the 2026 Plan
The Board recommends a vote in favor of the approval of the 2026 Plan because the Board believes the 2026 Plan is in the best interests of our Company and our shareholders for the following reasons:
•Aligns non-employee director, employee and shareholder interests. We believe that our stock-based compensation programs help align the interests of our non-employee directors and employees with the interests of our shareholders. We believe that our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. If the 2026 Plan is approved, we will be able to maintain our means of aligning the interests of our non-employee directors and employees with the interests of our shareholders.

•Attracts and retains talent. Talented, motivated and effective executives and employees are essential to executing our business strategies. Stock-based incentive compensation has been an important component of total compensation at our Company because such types of compensation enable us to effectively recruit executives and other employees while encouraging them to act and think like owners of the Company. If the 2026 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.
•Supports our pay-for-performance philosophy. We believe that stock-based compensation, by its very nature, is performance-based compensation. A significant portion of total compensation for our executives is incentive compensation in the form of long-term incentives that are tied to the achievement of financial business results. We use long-term incentive compensation to help reinforce desired financial business results to our executives and to motivate them to make decisions to produce those results. If the 2026 Plan is approved, it will support our pay-for-performance philosophy.
•Avoids disruption in our compensation programs. The approval of the 2026 Plan by our shareholders is important because the number of shares authorized for issuance under the 2023 Plan is not expected to be sufficient to grant upcoming annual awards. If the 2026 Plan is not approved, we likely would need to replace components of compensation previously awarded in certain equity with cash or with other instruments that may not necessarily align employee interests with those of our shareholders as well as our current equity awards do, such as our performance share awards. Additionally, replacing equity with cash would increase our cash compensation expense and use cash that would be better utilized toward other strategic purposes, such as strategic acquisitions and research and development. Furthermore, future increases pursuant to the evergreen provision contained in the 2026 Plan will ensure that we continue to have a sufficient number of shares authorized and available for future awards issued under the 2026 Plan, and the automatic increase in the number of shares of Common Stock available under the 2026 Plan each year (unless reduced or eliminated by the Board for a given year) will save the Company the time and expense which would otherwise be required to prepare and file a proxy statement and solicit shareholder votes in order to increase the share pool.
•Balances appropriately our need to attract and retain talent with shareholder interests regarding dilution. We recognize the dilutive impact of our equity compensation programs on our shareholders and we continuously strive to balance this concern with the competition for talent, competitive compensation practices, and the need to attract and retain talent. While the adoption of the 2026 Plan will result in additional shares being available for awards, the Company intends to continue to manage equity usage prudently and within levels it believes are reasonable in light of market practice and shareholder interests. To that end, while the 2023 Plan did not contain any annual limit on the amount of compensation granted to non-employee directors, the 2026 Plan adds an aggregate maximum value of compensation granted to any continuing non-employee director of the Company for such service in any one calendar year of $750,000 in total value, and an aggregate maximum value of compensation granted to any new non-employee director of Company for such service in any one calendar year of $1,000,000 in total value.
Background for Shares Authorized for Issuance Under the 2026 Plan
If the 2026 Plan is approved, the initial maximum number of shares of our common stock authorized for issuance will be equal to the sum of: (a) 500,000 shares, plus (b) the number of shares remaining available for grant under the 2023 Plan but not subject to outstanding awards thereunder as of the effective date of the 2026 Plan, plus (c) the number of shares subject to awards outstanding under the 2023 Plan as of the effective date of the 2026 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2026 Plan. Additionally, the 2026 Plan contains a 10-year evergreen provision with a 5% annual refresh rate, based on shares of common stock and preferred stock outstanding (on an as-converted basis), which will be effective on January 1, 2027. As of July 23, 2026, 131,718 shares of our common stock remained available for grant under the 2023 Plan and 2,024,911 shares of our common stock were subject to outstanding awards under the 2023 Plan, assuming target level of performance for performance-based awards.

In setting the number of shares of common stock available for issuance under the 2026 Plan, the Board and our compensation committee considered a number of factors, including:
•Shares available under the 2023 Plan and total outstanding equity-based awards and how long the shares available are expected to last;
•Historical equity award granting practices; and
•Potential dilution and overhang.
Additionally, the Board has determined that an annual increase of 5% of the outstanding shares represents an appropriate balance between the Company’s need to grant equity incentive awards and shareholders’ interest in limiting dilution. This percentage is within the range commonly adopted by public companies with evergreen provisions in their equity incentive plans. Moreover, the Board retains the discretion to reduce or eliminate any annual evergreen increase if deemed appropriate or necessary.
Key Data
While the use of long-term incentives, in the form of equity awards, is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. In setting the number of shares available for issuance under the 2026 Plan, the Board and our compensation committee also considered shares available under the 2023 Plan and total outstanding equity awards and how long the shares available under the 2026 Plan are expected to last. The following table sets forth information regarding outstanding equity awards and shares available for future equity awards under the 2023 Plan as of December 31, 2025 and June 30, 2026 (without giving effect to approval of the 2026 Plan):

	December 31, 2025	June 30, 2026
Total shares underlying outstanding stock options	1,506,551	1,466,488
Weighted average exercise price of outstanding stock options	$15.96	$16.04
Weighted average remaining contractual life of outstanding stock options (Years)	9.45	8.41
Total shares underlying outstanding unvested time-based restricted stock unit awards	464,921	404,714
Total shares underlying outstanding unearned performance share awards	—	—
Total shares currently available for grant under the 2023 Plan	354,497	395,272
Total shares of common stock outstanding	3,234,423	3,718,624
Our compensation committee also considered the overhang with respect to the equity awards granted by our Company. Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans, divided by the sum of the total common stock outstanding plus preferred stock (on an as-converted basis assuming conversion on July 1, 2025), the number of equity awards outstanding and the total number of shares available for grant under our Company’s equity plan. Our overhang as of June 30, 2026 was approximately 20%. If the 2026 Plan is approved, our overhang would increase to approximately 24%.
On the Record Date, the market price at closing of our common stock, the class of stock underlying all awards subject to the 2023 Plan, was $26.70 per share as reported on NYSE American.

Summary of the 2026 Plan
The following paragraphs provide a summary of the principal features of the 2026 Plan and its operation. The following summary is qualified in its entirety by reference to the 2026 Plan, attached hereto as Appendix A.
Administration. The 2026 Plan will be administered by our compensation committee. All members of our compensation committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the NYSE listing standards, the rules and regulations of the SEC and applicable law. Any decision of our compensation committee on any matter affecting the 2026 Plan and obligations arising under the 2026 Plan or any award granted under the 2026 Plan will be final and binding.
Share Reserve. Subject to adjustment (as described below), the maximum aggregate number of shares of our common stock authorized for issuance under the 2026 Plan is equal to the sum of: (a) 500,000 shares, plus (b) the number of shares remaining available for grant under the 2023 Plan but not subject to outstanding awards thereunder as of the effective date of the 2026 Plan, plus (c) the number of shares subject to awards outstanding under the 2023 Plan as of the effective date of the 2026 Plan but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares after the effective date of the 2026 Plan. Furthermore, additional shares will become available under the 2026 Plan on an annual basis pursuant to the evergreen provision. The evergreen provision will add additional shares at a 5% annual refresh rate, based on shares of common stock and preferred stock outstanding (on an as-converted basis), unless that increase is reduced or eliminated by the Board for the given year.
Share Counting. Shares of our common stock covered by an award granted under the 2026 Plan will not be counted as used unless and until the shares are issued and delivered to a participant, except that the full number of shares granted subject to a SAR that is settled by the issuance of shares will be counted against the shares authorized for issuance under the 2026 Plan. Shares tendered or withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of an option will not be counted against the shares authorized for issuance under the 2026 Plan. Any shares of our common stock repurchased by the Company on the open market using the proceeds from the exercise of an award under the 2026 Plan will not increase the number of shares available for future grants of awards under the 2026 Plan. Any shares of our common stock that are subject to an award under the 2026 Plan or under the 2023 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares or are settled in cash in lieu of shares, or are exchanged to the extent permitted under the 2026 Plan, prior to the issuance of shares, will be available again for grant under the 2026 Plan. The shares of our common stock available for issuance under the 2026 Plan may be authorized and unissued shares or treasury shares.
Eligibility. Key employees, non-employee members of our board of directors and other persons who render services of special importance to our management, operation or development are eligible to participate in the 2026 Plan.
Non-Employee Director Compensation Limit. The 2026 Plan contains an upper total limit on annual non-employee director compensation equal to the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $750,000 (increased to $1,000,000 with respect to any non-employee director in the fiscal year of a non-employee director's initial service as a non-employee director). Any compensation that is deferred counts towards this limit for the year in which the compensation is first earned, and not a later year of settlement. Note that this limit is different than the actual amounts paid to our non-employee directors which are described under “Director Compensation.”

Types of awards. The 2026 Plan provides for the following types of awards granted with respect to shares of our Common Stock:
•incentive and nonqualified stock options to purchase shares of our Common Stock;
•stock appreciation rights, whether settled in cash or our Common Stock;
•restricted stock and restricted stock units;
•performance shares and performance share units; and
•other stock-based awards.
The recipient of an award under the 2026 Plan is referred to as a participant.
Options. Our compensation committee may grant incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”) under the 2026 Plan. Our compensation committee determines the number of shares of our Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise; provided, however, that no option may be issued under the 2026 Plan with an exercise price that is less than the fair market value of our Common Stock as of the date the option is granted, and no option issued as an ISO will have a duration that exceeds ten years. ISOs may be issued only to our employees or employees of our corporate subsidiaries, and in the case of a more than ten percent shareholder, must have an exercise price that is at least 110% of the fair market value of our Common Stock as of the date the option is granted, and may not have a duration of more than five years.
Our compensation committee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time.
The exercise price of an option may be paid in cash, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the option (except that such a loan would not be available to any of our executive officers or directors), by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the optionee’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate fair market value equal to the exercise price, or agrees to pay the exercise price to us in cash upon our receipt of stock certificates, by delivery of shares of our Common Stock already owned by the optionee, by a “net exercise” in the case of an NSO or by any combination of the methods listed.
Stock appreciation rights. Our compensation committee may also grant stock appreciation rights (“SARs”) to participants on such terms and conditions as it may determine. SARs may be granted separately or in connection with an option. No SAR may be issued under the 2026 Plan with an exercise price that is less than the fair market value of our Common Stock as of the date the SAR is granted, and no SAR will have a duration that exceeds ten years. Upon the exercise of an SAR, the participant is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of shares of Common Stock for which the SAR is exercised over the exercise price for the Common Stock under a related option or, if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the SAR.
Payment to the participant may be made in cash or other property, including Common Stock, in accordance with the provisions of the SAR agreement.
Stock grants. Our compensation committee may make an award in one or more of the following forms of stock grant. Stock grants (including RSUs and performance units after settlement) generally will provide the participant with all of the rights of a shareholder of ours, including the right to vote and to receive payment of dividends.
Stock grant without restriction. Our compensation committee may make a stock grant without any restrictions.

Restricted stock and RSUs. Our compensation committee may issue shares of our Common Stock with restrictions determined by our compensation committee in its discretion. Restrictions could include conditions that require the participant to forfeit the shares in the event that the participant ceases to provide services to us or any of our affiliates thereof before a stated time. RSUs are similar to restricted stock except that no shares are actually issued to the participant on the RSU grant date. Rather, and provided all applicable restrictions are satisfied, shares of Common Stock are generally delivered at settlement of the award. The period of restriction, the number of shares of restricted stock or the number of RSUs granted, the purchase price, if any, and such other conditions and/or restrictions as our compensation committee may establish will be set forth in an award agreement. Participants holding RSUs will not have voting rights or other rights as a shareholder until any shares related to the RSU are issued. After all conditions and restrictions applicable to restricted shares and/or RSUs have been satisfied or have lapsed, shares of restricted stock will become freely transferable and RSUs may be settled in cash, in shares of our Common Stock or in some combination of cash and shares of our Common Stock, as determined by our compensation committee and stated in the award agreement.
Performance shares and performance share units. With respect to an award of performance shares and/or performance share units (“PSUs”), our compensation committee will establish performance periods and performance goals. The extent to which a participant achieves their performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or PSUs earned by such participant. Payment of earned performance shares and/or PSUs will be in cash, shares of our Common Stock or some combination of cash and shares of our Common Stock, as determined by our compensation committee and stated in the award agreement.
Other awards. Our compensation committee may issue other types of equity-based or equity-related awards under the 2026 Plan, on such terms and conditions as our compensation committee shall determine in its discretion.
Dividends. Our compensation committee has discretion regarding the accrual, payment and forfeiture of dividend equivalents with respect to Awards under the 2026 Plan, including whether they remain subject to the vesting conditions applicable to the underlying Award. Unless our compensation committee expressly provides otherwise in the applicable Award agreement, any dividends or dividend equivalents that accrue with respect to an Award that fails to vest or is forfeited shall also be forfeited and shall not be paid to the participant.
Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee and the Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested.
Effect of certain corporate transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution on our Common Stock other than an ordinary cash dividend, our compensation committee shall make equitable adjustments to awards as it, in its sole discretion, deems appropriate. In the case of (1) a merger or consolidation of the Company with or into another entity pursuant to which all of our Common Stock is cancelled or converted into or exchanged for the right to receive cash, securities or other property, (2) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (3) the sale or other disposition of all or substantially all of the Company’s assets or (4) any liquidation or dissolution of the Company, our compensation committee may take any of a number of actions including providing for the assumption of awards, the termination of awards (with advance notice permitting exercise), Awards to become exercisable at or prior to the event, the liquidation of awards or any combination of the foregoing.
Amendments or termination. The Board may amend, suspend or terminate the 2026 Plan in whole or in part at any time provided that shareholder approval shall be required to the extent necessary under the rules applicable to ISOs or under NYSE or other applicable securities exchange rules. Our compensation committee may, without shareholder approval, amend the 2026 Plan as necessary to enable awards to qualify for favorable foreign tax, securities or other treatment in the case of a participant who is subject to a jurisdiction outside the United States. Notwithstanding the foregoing, no amendment may adversely affect an award outstanding under the 2026 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2026 Plan will terminate automatically at the close of business on August 4, 2036. No awards may be granted under the 2026 Plan after its termination, but awards previously granted prior to termination may remain outstanding following such termination in accordance with the 2026 Plan. Further, our compensation committee may, without shareholder approval, amend any outstanding option or SAR to reduce its exercise price per share, or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.
Federal Tax Aspects The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of Awards granted under the 2026 Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the 2026 Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, recipients of Awards and persons eligible to receive Awards are encouraged to consult with their own advisors.
Tax consequences of nonqualified stock options and stock appreciation rights. In general, an employee, director or consultant will not recognize income at the time of the grant of nonqualified stock options or stock appreciation rights under the 2026 Plan. When the holder exercises the stock option or stock appreciation right, he or she generally will recognize compensation income for federal income, Social Security, Medicare and Additional Medicare tax purposes equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of the Common Stock received (or cash equivalent) over the exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount of compensation income recognized at the time of the exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option or stock appreciation right, the holder will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares. The capital gain or loss will be short-term or long-term depending on the holding period of the shares sold. If a stock appreciation right is settled in cash, the amount received will be taxed as compensation income. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when a holder recognizes ordinary compensation income on exercise of the option, in the same amount as the income recognized by the holder.
Tax treatment of incentive stock options. Generally, a holder incurs no federal income tax liability on either the grant or the exercise of an incentive stock option, although a holder will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the holder will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an incentive stock option, but we are entitled to a tax deduction if the holder recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an incentive stock option, in the same amount and at the same time as the holder recognizes income.
Tax consequences of stock awards. In general, the recipient of an Award of our Common Stock without restrictions will recognize compensation income at the time the shares of Common Stock are awarded in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock received over the amount, if any, the recipient paid in exchange for the shares of Common Stock. In the case of a restricted stock award (such that the shares are subject to vesting or other restrictions), the recipient generally will not recognize income until the shares of Common Stock become vested or the restrictions otherwise lapse, at which time the recipient will recognize compensation income equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If the shares of Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize compensation income and will not be allowed an income tax deduction with respect to the forfeiture. A recipient may file an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days of the recipient’s receipt of the restricted stock to recognize compensation income, as of the date of transfer, equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of transfer less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the restricted stock award is forfeited, the recipient will not be allowed an income tax deduction for the compensation income recognized. (A loss is allowed with respect to any amount paid.) If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income. All such taxable amounts are generally deductible by us at the time and in the amount of the ordinary compensation income recognized by the holder. The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as restricted stock awards will be the amount paid for the shares plus the amount of compensation income recognized in connection with the Award.
Tax consequences of restricted stock units. A recipient of a restricted stock unit is taxed when the shares are delivered (generally at vesting), rather than the date of grant. (Deferred delivery of shares after vesting may implicate Section 409A of the Internal Revenue Code.) The recipient is taxed on compensation income measured by the cash received or the difference between the amount paid (if any) and the fair market value of the Common Stock at settlement. If the recipient receives actual shares at settlement, the holding period will begin at settlement and the tax basis will be equal to the sum of the cash, if any, paid plus the amount of compensation income recognized at vesting. Dividend equivalents (if offered) will be taxed as additional compensation income at settlement. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the holder.
Additional federal tax. A recipient may be required to pay a 3.8% Medicare tax with respect to net investment income, including dividends on and gains from the sale or other disposition of Common Stock, to the extent that total adjusted income exceeds applicable thresholds.
Withholding and other consequences. All compensation income of a recipient with respect to an Award who is an employee will be subject to appropriate federal, state and local income and employment tax withholding.
Tax effect for the Company. We are generally entitled to an income tax deduction in connection with an Award under the 2026 Plan in an amount equal to the compensation income recognized by a recipient at the time the recipient recognizes such income, subject to the limitation on the deduction of executive compensation under Section 162(m) of the Internal Revenue Code in the case of certain executives. Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers. In addition, each person covered by Section 162(m) of the Code for a particular year remains subject to the $1,000,000-limit in subsequent years, even if not included in that group for the year. It is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000. Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and our compensation committee reserves the right to pay nondeductible compensation when appropriate.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON RECIPIENTS OF AWARDS UNDER THE 2026 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

New Plan Benefits. No awards have been granted under the 2026 Plan. It presently is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2026 Plan or would have been received by or allocated to participants for the last completed fiscal year if the 2026 Plan then had been in effect because awards under the 2026 Plan will be made at the discretion of our compensation committee. Further, since any awards to our non-employee directors will depend on the non-employee directors’ continued service and the Board’s discretion to vary the type and terms of those awards in the future, it is not possible to determine the exact number of shares of our Common Stock that will be subject to such awards.
Vote Required and Recommendation
Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation, Bylaws or applicable Nevada law), a majority of all the votes cast by the holders of shares of Common Stock present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be required for approval. Accordingly, a majority of all the votes cast by Record Holders present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote will be required to approve the 2026 Plan.
At the Annual Meeting, a vote will be taken on a proposal to approve the 2026 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE PELTHOS THERAPEUTICS INC. 2026 EQUITY INCENTIVE PLAN.

FUTURE SHAREHOLDER PROPOSALS
The Board expects that the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) will be held on or around June 8, 2027.
Any shareholder who desires to include proposals in the Company’s 2027 Annual Meeting proxy materials pursuant to Rule 14(a)-8 under the Exchange Act must deliver written notice to the secretary of the Company at the principal executive offices of the Company no later than December 29, 2026.
In the event that the date of the 2027 Annual Meeting is changed by more than 30 days from the anniversary of the Annual Meeting, such notices must be received no earlier than 120 calendar days prior to the date of the 2027 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the 2027 Annual Meeting and (ii) the 10th day following the day on which notice of the date of the 2027 Annual Meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs. In order to be included in our proxy materials for a particular meeting, the proposal and the shareholder submitting it must satisfy and comply with certain eligibility and procedural requirements contained in rules of the SEC.
In addition, in order to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2027 Annual Meeting in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by Exchange Act Rule 14a-19 not later than April 9, 2027.
EXPENSES AND SOLICITATION
We will bear the costs of printing and mailing proxies. In addition to soliciting shareholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders following the original solicitation.
OTHER BUSINESS
Other Matters Brought Before the Meeting
The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the Notice of Internet Availability. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.
ADDITIONAL INFORMATION
Shareholders Entitled to Vote
The holders of Common Stock and Series A Preferred Stock are the only classes of voting securities outstanding and entitled to vote at the Annual Meeting. As of 5:00 p.m. Eastern Time on the Record Date, 3,828,469 shares of Common Stock were outstanding and entitled to vote, and there were 52,128 shares of Series A Preferred Stock outstanding. Record Holders may cast one vote on each matter.

How to Vote
Your vote is very important no matter how many shares of Common Stock you own. Whether or not you plan to attend the virtual Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PTHS2026, we urge you to vote your shares of Common Stock today.
Instructions regarding each method of voting are provided in the Proxy Materials and shareholders can access proxy materials and vote at www.proxyvote.com. If you desire to submit your vote via internet or telephone, or if you desire to submit questions while connected to the Annual Meeting on the Internet, follow the instructions at www.proxyvote.com and use the 16-digit control number included in the Notice of Internet Availability mailed to you.
If You Are a Record Holder
If you are a registered holder of shares of Common Stock or Series A Preferred Stock, you may vote such shares either by voting by proxy in advance of the Annual Meeting or by voting at the virtual Annual Meeting while connected to the virtual Annual Meeting on the internet. If you submit your executed proxy card or submit a proxy in the manner provided in the Proxy Materials, unless you direct otherwise, your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement, and if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individual(s) listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.
In case a quorum is not present at the Annual Meeting, a majority of the shareholders who are present at the Annual Meeting or represented by proxy may, by majority vote, adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time or to another time and place.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the website listed in the Notice of Internet Availability or, if you received a copy of the proxy card by mail, by completing and returning a proxy card. If you later decide to vote while connected to the Annual Meeting on the internet, the vote you cast at the virtual Annual Meeting will automatically revoke any previously submitted proxy.
Revocability of Proxies
Any shareholder may revoke a submitted proxy by (i) filing a later-dated proxy or a written notice of revocation via internet at any time before the original proxy is exercised or (ii) attending the Annual Meeting via internet and voting.
Please note, however, that only your last dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.
If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote such shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.
Information Regarding the Company
Our principal executive offices are located at 4020 Stirrup Creek Drive, Suite 110, Durham, NC.
The Company’s website address, https://pelthos.com, is included in this Proxy Statement as a textual reference only, and the information in the Company’s website is not incorporated by reference into this Proxy Statement.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any Record Holder, without charge upon written request addressed to the attention of the Corporate Secretary at Pelthos Therapeutics Inc., 4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703.
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com.
Solicitation of Proxies
Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. All solicitation costs will be borne by the Company.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

August 18, 2026	By Order of the Board of Directors,
/s/ John M. Gay
John M. Gay
Chief Financial Officer, Treasurer and Secretary

Appendix A

PELTHOS THERAPEUTICS INC.
2026 EQUITY INCENTIVE PLAN

1.    PURPOSE
(a)    The purpose of this 2026 Equity Incentive Plan (the “Plan”) is to encourage key service providers of Pelthos Therapeutics Inc. (the “Company”) and its Subsidiaries (as defined below) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on the Company’s Common Stock (as defined below) that are intended to align their interests with those of the Company’s shareholders (“Awards”). Each person who is granted an Award under the Plan is deemed a “Participant.” On the Effective Date, this Plan will replace and supersede in its entirety the Pelthos Therapeutics Inc. 2023 Equity Incentive Plan, as amended and restated (the “Prior Plan”); provided, however, that awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms. After the Effective Date, no more grants of awards shall be made under the Prior Plan.
(b)    The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as defined below).
2.    ADMINISTRATION OF THE PLAN
(a)    The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) or a subcommittee thereof, or any other committee of the Board comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (b) “independent directors” (as defined in the rules of The New York Stock Exchange). The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.
(b)    The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.
(c)    The Committee shall select Participants and determine the terms and conditions of all Awards. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.
(d)    With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

(e)    The Plan shall be administered in such a manner as to permit those options to acquire Common Stock (“Options”) granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 (“ISOs”) of the Internal Revenue Code of 1986, as amended (the “Code”), to qualify as such but the Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or if the Company converts an ISO to a nonstatutory (or nonqualified) stock option (an “NSO”).
3.    STOCK SUBJECT TO THE PLAN
(a)    The total number of shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), that may be subject to an Award under the Plan shall be equal to the sum of: (i) 500,000 shares of Common Stock, plus (ii) the number of shares of Common Stock remaining available for issuance under the Prior Plan as of the Effective Date but not subject to outstanding awards as of the Effective Date; plus (iii) the number of shares of Common Stock subject to awards outstanding under the Prior Plan as of the Effective Date but only to the extent that such outstanding awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock after the Effective Date (collectively (i), (ii) and (iii), the “Overall Share Limit”).
(b)    The total number of shares of Common Stock that may be subject to an Award under the Plan shall automatically increase on the first day of each fiscal year, beginning with fiscal year 2027, by an amount equal to 5% of the total number of outstanding shares of Common Stock and Series A Convertible Preferred Stock on the last day of the immediately preceding fiscal year (with the Series A Convertible Preferred Stock calculated on an as-converted to Common Stock basis). Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, none of the shares of Common Stock available for issuance pursuant to this evergreen provision shall be issued in respect of Incentive Stock Options.
(c)    Shares of Common Stock underlying Awards or awards under the Prior Plan (“Prior Plan Award”) that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including shares of Common Stock retained by the Company from the Award or the Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
(d)    Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.
(e)    Notwithstanding anything to the contrary herein, no more than the Overall Share Limit may be issued pursuant to the exercise of ISOs.
(f)    In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided above), except that shares of Common Stock acquired by exercise of substitute ISOs will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs under the Plan.

(g)    Notwithstanding any other provision of this Plan to the contrary, the value (determined as of the Grant Date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to any Director that is not an Employee (a “Non-Employee Director”) under this Plan and all other cash and other compensation received by such Non-Employee Director during any fiscal year of the Company may not exceed $750,000 (increased to $1,000,000 with respect to any Non-Employee Director in the fiscal year of a Non-Employee Director's initial service as a Non-Employee Director) (with any compensation that the Non-Employee Director elects to defer counting towards this limit for the year in which the compensation is first earned, and not a later year of payment or settlement); provided, however, that the limitation described in this Section 3(g) shall be determined without regard to amounts paid to a Non-Employee Director during any period in which such individual was an Employee or Consultant (other than grants of Awards paid for service in such person’s capacity as a Non-Employee Director).
4.    ELIGIBILITY
(a)    The persons who shall be eligible for Awards under the Plan shall be employees of the Company or a Subsidiary (“Employees”), Directors, and Consultants (as defined below). A “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person. ISOs shall not be granted to any person who is not an Employee of the Company or a Subsidiary, as defined in Section 424(f) of the Code (an “ISO Subsidiary”).
5.    TERMS AND CONDITIONS OF OPTIONS
(a)    In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5.
(b)    Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten years from its date of grant, and no ISO granted to an Employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five years from its date of grant.
(c)    Exercise Price. The exercise price of each Option shall be not less than the Fair Market Value (as defined below) of Common Stock on the date the Option is granted; provided, however, that the exercise price with respect to an ISO granted to an Employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent the voting power of all classes of stock of the Company or any ISO Subsidiary shall be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant of the ISO.
For purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award agreement, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules:
(i)    If Common Stock is at the time listed or admitted to trading on any Trading Market, then Fair Market Value shall mean the Closing Price for the Common Stock on such date or, if such date is not a trading day, on the last trading day preceding such date. The “Closing Price” on any date shall mean the last sale price for the Common Stock, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading with a Trading Market; or

(ii)    If the Common Stock is not at the time listed or admitted to trading with a Trading Market, then Fair Market Value shall be determined in good faith by the Committee, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Committee to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Committee, or some or all of the above as the Committee shall in its discretion elect.
    “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; or the OTCQB or OTCQX markets maintained by The OTC Markets Group (or any successors to any of the foregoing).
(d)    Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.
(e)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(i)    In cash or by check, payable to the order of the Company;
(ii)    If approved by the Committee, by payment in cash or by check, payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with Applicable Law (as defined below), secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require;
(iii)    Except as may otherwise be provided in the applicable Option agreement or approved by the Committee, in its sole discretion, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(iv)    If approved by the Committee, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (1) the method of payment is then permitted under Applicable Law, (2) the Common Stock, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion, and (3) the Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(v)    If approved by the Committee, in the case of an NSO, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (1) the number of shares underlying the portion of the Option being exercised less (2) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (3) such number of shares as is equal in value to the withholding obligation (if any) provided in Section 13(e);

(vi)    To the extent permitted by Applicable Law and provided for in the applicable Option agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration as the Committee may determine; or
(vii)    By any combination of the above permitted forms of payment approved by the Committee.
(f)    Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions, including any performance related conditions, that the Committee in its discretion may provide in the Option agreement.
(g)    Companion SAR. Options may be awarded in combination with stock appreciation rights (or “SARs”), and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
(h)    Notice of ISO Stock Disposition. The Participant must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.
(i)    Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.
(j)    Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(j), the Committee may in its discretion permit the Participant of an NSO to transfer the NSO to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.
(k)    No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until becoming the record holder of the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.
6.    STOCK APPRECIATION RIGHTS
(a)    In General. The Committee may grant Awards in the form of SARs, separately or in combination with Options. Every SAR shall be evidenced by an SAR agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock to which the SAR relates, the time or times at which the SAR shall become exercisable in whole or in part, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 6.
Upon exercise of an SAR, the Participant shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the measurement price stated in the SAR agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the SAR agreement.

(b)    Duration. The duration of an SAR shall be as specified by the Committee in its discretion; provided, however, that no SAR will be granted with a term in excess of ten years.
(c)    Measurement Price. The measurement price of each SAR shall be not less than the Fair Market Value of Common Stock on the date the SAR is granted.
(d)    Method of Exercise. SARs may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together if applicable with payment in full in the manner specified in Section 5(e) of the measurement price for the number of shares for which the SAR is exercised. Settlement of the SAR shall be made as soon as practicable following exercise and payment of the measurement price if applicable. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the SAR with respect to those shares shall be terminated, unless the Committee otherwise agrees.
(e)    Companion Option. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan.
7.    STOCK AWARDS
(a)    Types of Stock Awards.
(i)    Restricted Stock and Restricted Stock Units. The Committee may grant Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”), and/or Restricted Stock Units (together, and including Performance Shares and Performance Share Units, each as defined below, “Stock Awards”). Restricted Stock Units are a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time. Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.
(ii)    Performance Stock and Performance Share Units. The Committee may grant or award shares of Common Stock in the form of Performance Shares and/or Performance Share Units. A Performance Share is an award of shares of Restricted Stock, the vesting of which is based on the satisfaction of applicable Performance Goals (as defined below). A Performance Share Unit is a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time and based on the satisfaction of applicable Performance Goals.
(iii)    Form of Payment. Restricted Stock Units and Performance Share Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine and as shall be set forth in the applicable Award agreement.
(b)    Procedures Relating to Stock Awards. A Restricted Stock agreement, Restricted Stock Unit agreement, Performance Share agreement or Performance Share Unit agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions, Restricted Stock or Performance Shares shall, subject to the terms of any applicable agreement, have all of the rights of a shareholder of the Company, including the right to vote the shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock or Performance Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock or Performance Shares are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. The Committee shall have discretion to determine the treatment of dividends and Dividend Equivalents with respect to any Award, including, without limitation, (i) whether dividends or Dividend Equivalents shall accrue with respect to unvested or unearned Awards, (ii) whether any accrued dividends or Dividend Equivalents shall be paid, credited, or withheld, (iii) the timing and form of payment of any dividends or Dividend Equivalents (including payment at settlement or vesting, or payment in cash, additional shares of Common Stock, or a combination thereof), and (iv) whether any dividends or Dividend Equivalents accrued on an Award shall be subject to the same vesting, performance, or forfeiture conditions as the underlying Award. Unless the Committee expressly provides otherwise in the applicable Award agreement, any dividends or Dividend Equivalents that accrue with respect to an Award that fails to vest or is forfeited shall also be forfeited and shall not be paid to the Participant.
Except as otherwise provided in this Section 7 Applicable Law or any Company insider trading policy, Restricted Stock and Performance Shares shall become freely transferable by the Participant after all conditions and restrictions applicable to the shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).
(c)    Additional Matters Relating to Restricted Stock Units and Performance Share Units.
(i)    Delivery. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period (as defined below) or at a later date determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of a Restricted Stock Unit or Performance Share Unit Award shall occur as soon as administratively practicable following the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.
In the case of an Award of Restricted Stock Units not subject to Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of the Restricted Stock Unit shall occur as of the date specified in the applicable agreement, but in no event later than the fifteenth day of the third month following the close of the year in which vesting under the applicable agreement occurs.
(ii)    Dividend Equivalents for Restricted Stock Units and Performance Share Units. With respect to each Restricted Stock Unit and Performance Share Unit, the Committee may grant a Dividend Equivalent Unit to any Participant upon such terms and conditions as it may establish, including terms governing the timing, form, and amount of payment. Each Dividend Equivalent Unit will entitle the Participant, subject to the terms of the applicable Award agreement, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement (“Dividend Equivalent”). The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof, as determined by the Committee. Unless the Committee expressly provides otherwise in the applicable Award agreement, any Dividend Equivalents accrued on a Restricted Stock Unit or Performance Share Unit that fails to vest or is forfeited shall be forfeited and shall not be paid to the Participant.

(d)    Restrictions Relating to Stock Awards.
(i)    In General. The Committee may, in its sole discretion, impose such conditions and/or restrictions on any Stock Award pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying a Stock Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Stock Award.
(ii)    Satisfaction of Performance Goals. After the applicable period (the “Performance Period”) during which the Performance Goals must be met in order to determine the payout and/or vesting of Performance Shares or Performance Share Units has ended, restrictions on Performance Shares will lapse and delivery or payment with respect to Performance Share Units shall be made, in each case based on the partial or full satisfaction of the Performance Goals and any other applicable requirements of the Award. The Committee may, at the time the Performance Shares or Performance Share Units are granted, provide that additional Performance Shares or Performance Share Units may be awarded in the event the applicable Performance Goals are exceeded.
(iii)    Committee Determination. The extent to which Performance Goals are met will be determined solely by the Committee, which determination will establish the amount of Performance Shares and/or Performance Share Units that will be paid out to the Participant and the extent to which any restrictions will lapse.
(e)    Definition of Performance Goals. Before twenty-five percent of the Performance Period has elapsed (or within ninety days of a grant date, if earlier), the Committee shall establish the criteria for Performance Goals. Such criteria may be based on any one or more business criteria measured in the aggregate or on a per share basis, as specified by the Committee.
The Committee shall make any adjustments necessary to eliminate the effect on the stated Performance Goals unusual or extraordinary items that could not be reasonably anticipated.
If the Performance Goals are not fully achieved, the Committee may provide in the applicable agreement that less than 100 percent of an Award may be payable but in no event shall the amount of any such Award be increased after it has been established and after twenty-five percent of the Performance Period has elapsed (or more than ninety days from the grant date, if earlier).
(f)    Effect of Cessation of Employment or Service Relationship. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee.
8.    OTHER STOCK-BASED AWARDS
(a)    In General. The Committee may grant Awards of other types of equity-based or equity-related awards not otherwise described by the terms of this Plan to Participants in such amounts and upon such terms as the Committee may determine (“Other Awards”). Other Awards may involve the transfer of actual shares of Common Stock to Participants, a payment in cash or a combination of shares and cash.

(b)    Procedures Relating to Other Awards. Each Other Award pursuant to this Section 8 shall provide for the payment of a specific amount or range of shares of Common Stock, as determined by the Committee. The Committee may, in its sole discretion, provide that an Other Award pursuant to this Section 8 shall be contingent on the satisfaction of Performance Goals, as provided for in Section 7(e). If the Committee exercises its sole discretion to establish Performance Goals, the number and/or value of Other Awards issued pursuant to this Section 8 will be paid out to the Participant based on the extent to which the Performance Goals are met, all in accordance with Section 7(e).
    The Committee shall determine whether an agreement is necessary to evidence an Other Award and any Other Award agreement shall contain such terms and conditions as the Committee shall provide in its sole discretion including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying an Other Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of an Other Award.
(c)    Delivery of Awards. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period, or at a later date as determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of an Award pursuant to this Section 8 shall occur upon the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.
(d)    Effect of Cessation of Employment or Service Relationship. Each Agreement underlying an Other Award pursuant to this Section 8 shall set forth the extent to which the Participant shall have the right to retain the Other Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Other Award shall be determined in the sole discretion of the Committee.
9.    AWARDS VOIDABLE
If a person to whom an Award under the Plan has been made fails to execute and deliver to the Committee a related Award agreement within thirty days after it is submitted to him or her, the Award shall be voidable by the Committee at its election, without further notice to the Participant.
10.    GENERAL PROVISIONS APPLICABLE TO Awards
(a)    Conditions on Delivery of Stock. The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise or settlement of any Award if the issuance of the shares will result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon the transfer of Common Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Committee has received evidence satisfactory to it to the effect that the Participant will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or to sell or issue any shares upon the exercise or settlement of any Award to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

(b)    Amendment of Award; Repricing. The Committee may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an ISO to a NSO. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Section 11 or pursuant to Section 13(i). Further, the Committee may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price per share that is less than the exercise price per share of the original Options or SARs.
11.    CHANGES IN CAPITAL STRUCTURE AND CERTAIN OTHER EVENTS
(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 3, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share (if any) subject to each outstanding Stock Award, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Award, shall be equitably adjusted (or substituted Awards may be made, if applicable) as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend or effects another stock dividend for which an adjustment is made pursuant to this Section 11, and the exercise price of and the number of shares subject to an outstanding Option or SAR are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option or SAR between the record date and the distribution date for the stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the Option or SAR exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. Any such adjustment pursuant to this Section 11(a) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.
If while Options, SARs or Stock Awards remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction or for any other reason, the Participants will be entitled to acquire shares of Common Stock of the surviving company upon the same terms and conditions as were in effect immediately prior to such merger or consolidation (unless such merger or consolidation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Committee, will remain the Plan of the surviving company.
(b)    Reorganization Events and Change in Control Events.
(i)    Definitions.
(1)    A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (B) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (C) any sale or disposition of all or substantially all of the assets of the Company; (D) any liquidation or dissolution of the Company; or (E) a Change in Control (as defined below).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Reorganization Event has occurred pursuant to the above definition, the date of the occurrence of such Reorganization Event and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Reorganization Event is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(2)    Change in Control. For purposes of the Plan and except as otherwise provided in an Award agreement, a “Change in Control” means and includes each of the following.
(A)    A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (Y) and (Z) of Section 11(b)(i)(2)(C) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.
(B)    During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new members of the Board (each, a “Director”) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 11(b)(i)(2)(A) or (C)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
(C)    The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (I) a merger, consolidation, reorganization or business combination, (II) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (III) the acquisition of assets or stock of another entity, in each case other than a transaction: (Y) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction and (Z) after which no person or group beneficially owns voting securities representing fifty percent or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (Z) as beneficially owning fifty percent or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
(ii)    Consequences of a Reorganization Event on Awards Other than Restricted Stock or Performance Shares.
(1)    In connection with a Reorganization Event, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock or Performance Shares on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity or an affiliate thereof; (B) upon notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice; (C) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon the Reorganization Event; (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (Y) the Acquisition Price over (Z) the exercise, measurement or purchase price of the Award and any applicable tax withholdings, in exchange for the termination of such Award; (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(ii), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant or all Awards of the same type identically and any adjustment pursuant to this Section 11(b) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.
(2)    Notwithstanding the terms of Section 11(b)(ii)(1), in the case of outstanding Restricted Stock Units or Performance Share Units that are subject to Section 409A of the Code: (A) if the applicable agreement provides that the Restricted Stock Units or Performance Share Units shall be settled upon a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5), and the Reorganization Event constitutes such a change in control event, then no assumption or substitution shall be permitted pursuant to Section 11(b)(ii)(1)(A) and the Restricted Stock Units or Performance Share Units shall instead be settled in accordance with the terms of the applicable agreement; and (B) the Committee may only undertake the actions set forth in clauses (C), (D) or (E) of Section 11(b)(ii)(1) if the action is permitted or required by Section 409A of the Code (“Section 409A”) and if the Reorganization Event is not a change in control event as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding entity or an affiliate thereof does not assume or substitute the Restricted Stock Units or Performance Share Units pursuant to clause (A) of Section 11(b)(ii)(1), then the unvested Restricted Stock Units or Performance Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(3)    For purposes of Section 11(b)(ii)(1)(A), an Award (other than Restricted Stock or Performance Shares) shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase or receive pursuant to the terms of the Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding entity or an affiliate thereof, the Company may, with the consent of the acquiring or succeeding entity or an affiliate thereof, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of the number of shares of common stock of the acquiring or succeeding entity or an affiliate thereof that the Committee determined to be equivalent in value (as of the date of such determination or another date specified by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(c)    Consequences of a Reorganization Event on Restricted Stock or Performance Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock or Performance Shares shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock or Performance Shares; provided, however, that the Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
12.    FORFEITURE FOR DISHONESTY
Notwithstanding anything to the contrary in the Plan, if the Committee determines, either before or after the end of the employment or service relationship and after full consideration of the facts presented on behalf of the Company, its Subsidiaries and a Participant, that the Participant has (a) been engaged in fraud, embezzlement, theft, commission of a felony or proven (by a third party) dishonesty in the course of his or her employment or other service relationship with the Company and its Subsidiaries that damaged the Company and its Subsidiaries, (b) has disclosed trade secrets or other proprietary information of the Company and its Subsidiaries or (c) has breached the terms of any employment or other agreements with the Company and its Subsidiaries:
(a)    The Participant shall forfeit all unexercised Awards and all exercised Awards to the extent that stock certificates, cash or other property, as applicable, have not yet been delivered; and
(b)    The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Participant upon the earlier exercise of any Award at a price equal to the amount paid to the Company upon exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates and decreased by any cash dividends received.
The decision of the Committee as to the cause of a Participant’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Committee, however, shall affect in any manner the finality of the discharge of a Participant by the Company.
13.    MISCELLANEOUS
(a)    Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Award agreement shall give an Employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.
(d)    Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.
(e)    Tax Withholding. Each Participant must pay the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. To the extent required by law, the Company (or a Subsidiary) may withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.
Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Participant of shares already owned by him or her; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the statutory withholding rate or such other rate as may be determined by the Committee after considering any accounting consequences or costs. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Participant shall deliver to the Company certificates registered in his or her name representing shares of Common Stock legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.
    If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of shares of Common Stock shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.
(f)    Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.
(g)    Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 14, to obtain favorable tax treatment for Participants or for any other reason the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Laws, and any such amendments shall be evidenced by an Addendum or Subplan to the Plan. The Board may delegate this authority to the Committee.

(h)    Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded (“Applicable Law”). To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the principles of conflicts of law. The Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award agreements will be deemed amended as necessary to conform to Applicable Laws.
(i)    Compliance with Section 409A.
(1)    It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.
(2)    Notwithstanding anything in the Plan or any Award agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or any (or all) Award(s), adopt policies and procedures or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(3)    If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of the Award upon a termination of a Participant’s employment or other service relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s employment or other service relationship. For purposes of this Plan or any Award agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(4)    Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” under Section 409A required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(j)    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Common Stock underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award agreement.
14.    EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN
Unless earlier terminated by the Board, the Plan will become effective on the day it is approved by the shareholders of the Company (the “Effective Date”) and will remain in effect until the tenth anniversary of the earlier of (a) the date the Board adopted the Plan or (b) the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. The Board may at any time amend the Plan; provided, however, that the Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Except as otherwise provided in the Plan or an Award agreement, no amendment shall adversely affect outstanding Awards without the consent of the Participant. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 28, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PTHS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 28, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02589-P56339 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PELTHOS THERAPEUTICS INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Greenleaf
02) Richard Baxter
03) Todd Davis
04) Andrew Einhorn
05) Ezra Friedberg
06) Dr. Richard Malamut
07) Matthew Pauls
08) Scott Plesha

The Board of Directors recommends you vote FOR the following proposals:

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting.

NOTE: Please sign exactly as name appears below. When shares are held by joint owners both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

T02590-P56339

PELTHOS THERAPEUTICS INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
TUESDAY, SEPTEMBER 29, 2026

The undersigned hereby appoints **Scott Plesha and John M. Gay** as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of **Pelthos Therapeutics Inc.** held of record by the undersigned as of the close of business on August 4, 2026, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/PTHS2026, on Tuesday, September 29, 2026 at 9:00 a.m. ET, and at any adjournments thereof.

Any and all proxies heretofore given are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Annual Meeting.

Continued and to be signed on reverse side